                               Exhibit 1(5)(a)
                               ---------------


                   Form of Standard Policy and Policy Riders

LIFE
INSURANCE
POLICY




If the insured dies while this policy is in force, we will pay the policy proceeds to the beneficiary.

We must receive proof of the insured's death. The policy must also be surrendered to us.

Any payment will be subject to all of the provisions and conditions on this and the following pages of this policy.



                           /s/  H. Edwin Trusheim

                                   President


                             /s/  Helen Couranz

                                   Secretary





          ------------------------------------------------------------
          Countersigned                                      Registrar



                    FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE
                                  PARTICIPATING

10004
(9/86)

                               POLICY NUMBER:


                                  INSURED:



THE AMOUNT OF THE DEATH BENEFIT OR THE DURATION OF THE DEATH BENEFIT MAY INCREASE OR DECREASE UNDER THE CONDITIONS DESCRIBED ON PAGES 4.01 and 4.02.

THE POLICY'S CASH VALUE IN EACH INVESTMENT DIVISION OF THE SEPARATE ACCOUNT IS BASED ON THE INVESTMENT EXPERIENCE OF THAT INVESTMENT DIVISION AND MAY INCREASE OR DECREASE DAILY. IT IS NOT GUARANTEED AS TO DOLLAR AMOUNT. SEE THE SEPARATE ACCOUNT PROVISION.

THE POLICY'S CASH VALUE IN THE GENERAL ACCOUNT WILL BE CREDITED WITH INTEREST
AT A MINIMUM GUARANTEED RATE OF     PER YEAR. WE MAY CREDIT ADDITIONAL INTEREST
IN EXCESS OF THE GUARANTEED RATE. SEE THE GENERAL ACCOUNT CASH VALUE PROVISION.


                          RIGHT TO EXAMINE POLICY

Please read this policy. You may return this policy to us or to the agent through whom it was purchased within 20 days from the date you receive it or within 45 days after the application is signed, whichever period ends later. If you return it within this period, the policy will be void from the beginning. We will refund any premium paid.


                              FLEXIBLE PREMIUM
                                VARIABLE LIFE
                             INSURANCE TO AGE 95

Flexible Premiums are payable during the lifetime of the insured to age 95. The death benefit is payable at the death of the insured prior to age 95 and while the policy is in force. Cash surrender value, if any, is payable at the insured's age 95. Participating annual dividends may be paid.

This policy is a legal contract between the policy owner and General American. PLEASE READ YOUR CONTRACT CAREFULLY.

ISSUED BY:     THE GENERAL AMERICAN LIFE INSURANCE CO.
               A MUTUAL COMPANY
               700 MARKET STREET
               ST. LOUIS, MISSOURI, 63101
               1-800-638-9294


10004
(9/86)                           0.01

                 ALPHABETIC GUIDE TO YOUR CONTRACT

Page
3.05 Addition, Deletion or Substitution of Investments
4.03 Allocation of Net Premiums
3.02 Assignments
6.08 Basis of Computation
3.02 Beneficiary
6.06 Cash Surrender Value
6.03 Cash Values
4.02 Change in Contract Type
4.02 Change in Face Amount
3.02 Change of Owner or Beneficiary
3.03 Claims of Creditors
3.02 Conformity with Statutes
3.03 Conversion Rights
4.01 Death Benefit
3.01 Definitions
6.01 Dividends
6.01 Dividend Options
6.03 General Account Cash Value
6.04 General Account Interest Rate
4.03 Grace Period
3.03 Incontestibility
7.01 Interest on Proceeds
3.01 Issue Date
6.05 Loan Account Cash Value
6.01 Loans


Page
3.01 Maturity Date
3.03 Misstatement of Age or Sex and Corrections
6.05 Monthly Cost of Insurance
6.06 Monthly Deduction
6.04 Net Investment Factor
4.03 Net Premium
3.02 Owner
6.06 Partial Withdrawals
7.01 Payment of Policy Benefits
4.03 Payment of Premiums
4.01 Policy Changes
4.01 Policy Proceeds
6.07 Postponement of Payments
4.04 Reinstatement
3.02 Requests for Changes and/or Information
3.03 Right to Examine Increase in Face Amount
3.03 Right to Examine Policy
6.04 Separate Account Cash Value
3.04 Separate Account Provisions
7.01 Settlement Options
3.03 Statements in Application
3.04 Suicide Exclusion
3.05 Transfers

Additional Benefits Riders, Modifications and Amendments, if any, and a Copy of the Application are found following the final section.


                       NOTICE OF ANNUAL MEETING

Our annual meeting for the election of directors and the transaction of other business is held each year at our Home Office in St. Louis, Missouri. The meeting is at 9:00 a.m. on the fourth Tuesday in January. We are a mutual company owned by our policyowners. Each policyowner is entitled to vote at such elections and to participate in such meetings.


10004
(9/86)                           0.02

POLICY SPECIFICATIONS

INSURED AGE                               35
SEX                                     MALE
CONTRACT TYPE                          LEVEL
MINIMUM FACE AMOUNT                  $50,000
NET PREMIUM PERCENTAGE                92.00%
GENERAL ACCOUNT CASH VALUE
   GUARANTEED INTEREST RATE               5%
GENERAL ACCOUNT MAXIMUM
   WITHDRAWAL PERCENT LIMIT              15%
GUARANTEED MAXIMUM SURRENDER
   CHARGE LIMIT                      $103.20

INSURED                             JOHN DOE
FACE AMOUNT                          $50,000
DATE OF ISSUE                JANUARY 1, 1987
POLICY NUMBER                     16,000,001
PLANNED ANNUAL PREMIUM               $466.00
MONTHLY COST OF INSURANCE
   FACTOR                          1.0040741
FIRST YEAR MONTHLY
   POLICY CHARGE                      $10.00
RENEWAL YEAR MONTHLY
   POLICY CHARGE                       $4.00


FORM                 BENEFITS-AS SPECIFIED IN POLICY
NUMBER                        AND IN ANY RIDER

                     Policy Plan:  FLEXIBLE PREMIUM VARIABLE
10004                              LIFE INSURANCE TO AGE 95
10107
10108
10109
10110
10305
10405
10603
00702


10107                            1.01

2.   POLICY SPECIFICATIONS

INSURED                             JOHN DOE
DATE OF ISSUE                JANUARY 1, 1987
POLICY NUMBER                     16,000,001


COVERAGE         RISK            FACE      MONTHLY EXPENSE         MATURITY
            CLASSIFICATION      AMOUNT       CHARGE RATE           DATE<F*>
FPVL-95     STANDARD SMOKER     $50,000         $0.08          JANUARY 1, 2047


                     INITIAL ALLOCATION OF NET PREMIUMS

          GENERAL ACCOUNT                                    50  %
                                                 ----------------
SEPARATE ACCOUNT ELEVEN

          DIVISION I - Equity Index Fund                         %
                                                 ----------------
          DIVISION II - Managed Equity Fund                      %
                                                 ----------------
          DIVISION III - Money Market Fund                   30  %
                                                 ----------------
          DIVISION IV - Fixed Income Fund                    10  %
                                                 ----------------
          DIVISION V - Asset Allocation Fund                 10  %
                                                 ----------------

[FN]
<F*>IF THE INITIAL PREMIUM PAID AND SUBSEQUENT PREMIUMS PROVE TO BE TO LOW,
COVERAGE PROVIDED BY THIS POLICY MAY CEASE PRIOR TO THE MATURITY DATE.


10107                            1.02

                 DESCRIPTION OF SEPARATE ACCOUNT ELEVEN FUNDS

General American Capital Company (the "Capital Company") is an open-end, diversified management investment company which was incorporated in Maryland on November 15, 1985, and commenced operations on October 1, 1987. Only the Capital Company Funds described below are currently available as investment choices for this Policy:

    S & P 500 Index Fund:  The investment objective of this Fund is to
    ---------------------
    provide investment results that parallel the price and yield performance of publicly-traded common stocks in the aggregate. The Fund uses the Standard & Poor's Composite Index of 500 Stocks (the "S&P Index") as its standard for performance comparison. The Fund attempts to duplicate the performance of the S&P Index and includes dividend income as a component of the Fund's total return. The Fund is not managed by Standard & Poor's.

    Money Market Fund:  The investment objective of this the Money Market
    ------------------
    Fund is to obtain the highest level of current income which is consistent with the preservation of capital and maintenance of liquidity. The Fund invests primarily in high-quality, short-term money market instruments. An investment in the Money Market Fund is neither insured nor guaranteed by the U.S. Government.

    The Bond Index Fund:  The investment objective of this Fund is to provide
    --------------------
    a rate of return that reflects the performance of the publicly-traded bond market as a whole. The Fund uses the Lehman Brothers Government/Corporate Bond Index as its standard for performance comparison.

    Managed Equity Fund:  The investment objective of this Fund is long-term
    --------------------
    growth of capital, obtained by investing primarily in common stocks. Securing moderate current income is a secondary objective.

    Asset Allocation Fund:  The investment objective of this Fund is a high
    ----------------------
    rate of long-term total return composed of capital growth and income payments. Preservation of capital is the secondary objective and chief limit on investment risk. The Fund will invest only in those types of securities that the other Capital Company Funds may invest in. The Asset Allocation Fund invests in a combination of common stocks, bonds, or money market instruments in accordance with guidelines established from time to time by Capital Company's Board of Directors.

    International Equity Fund:  The investment objective of this Fund is
    --------------------------
    long-term capital appreciation. It pursues this objective by investing primarily in equity securities of issuers in countries included in the Morgan Stanley Capital International ("MSCI") Europe, Australia and Far East Index ("EAFE").

    Special Equity Fund:  The investment objective of this Fund is capital
    --------------------
    appreciation. It pursues this objective by investing primarily in common stocks of smaller companies and securities convertible into common stock. Any income received is incidental to the objective of capital appreciation.

Variable Insurance Products Fund ("VIP") is an open-end, diversified management investment company organized as a Massachusetts business trust on November 13, 1981. Only the Funds described below are currently available as investment choices for this Policy:

    Equity-Income Portfolio:  The investment objective of this Fund is income,
    ------------------------
    obtained by investing primarily in income-producing equity securities. In choosing these securities, FMR will also consider the potential for capital appreciation. The Fund's goal is to achieve a yield which exceeds the composite yield on the securities comprising the Standard & Poor's Composite Index of 500 Stocks.

    Growth Portfolio:  The investment objective of this Fund is capital
    -----------------
    appreciation. The Fund normally purchases common stocks, although its investments are not restricted to any one type of security. Capital appreciation may also be obtained from other types of securities, including bonds and preferred stocks.

    Overseas Portfolio:  The investment objective of this Fund is long-term
    -------------------
    growth of capital. The Fund invests primarily in foreign securities. The Overseas Portfolio provides a means for investors to diversify their own portfolios by participating in companies and economies outside of the United States.

10108

    High Income Portfolio:  The investment objective of this Fund is a high
    ----------------------
    level of current income. The Fund seeks to fulfill the objectives by investing primarily in high-yielding, lower-rated, fixed-income securities, while also considering growth of capital. Lower-rated securities, commonly referred to as "junk bonds", involve greater risk of default or price change than securities assigned a higher quality rating.

Variable Insurance Products Fund II ("VIP II") is an open-end, diversified management investment company organized as a Massachusetts business trust on March 21, 1988. Only the Fund(s) described below are currently available as investment choices for this Policy:

    Asset Manager Portfolio:  The investment objective of this Fund is to
    ------------------------
    seek a high total return with reduced risk over the long-term by allocating its assets among domestic and foreign stocks, bonds, and short-term fixed income instruments.

Van Eck Worldwide Insurance Trust ("Van Eck") is an open-end management investment company organized as a Massachusetts business trust on January 7, 1987. Only the Fund(s) described below are currently available as investment choices for this Policy:

    Gold and Natural Resources Fund:  The investment objective of the Fund
    --------------------------------
    is to seek long-term capital appreciation by investing in equity and debt securities of companies engaged in the exploration, development, production, and distribution of gold and other natural resources, such as strategic and other metals, minerals, forest products, oil, natural gas, and coal. Current income is not an objective.

There can be no assurance that the investment objectives of these Funds or Portfolios, or any other funds that the Separate Account may offer, will be achieved. The objectives of these funds may be changed in accordance with the requirements of the Investment Company Act of 1940 ("40 Act").

10108

                          SURRENDER CHARGE SCHEDULE

INSURED                 JOHN DOE        POLICY NUMBER            16,000,001
AMOUNT OF INSURANCE      $50,000        COVERAGE                    FPVL-95
TARGET PREMIUM           $430.00        EFFECTIVE DATE      JANUARY 1, 1987
                                        MATURITY DATE       JANUARY 1, 2047

POLICY MONTH      SURRENDER CHARGE        POLICY MONTH      SURRENDER CHARGE

    1-61               100.00%                 92                48.33%
      62                98.33%                 93                46.66%
      63                96.66%                 94                45.00%
      64                95.00%                 95                43.33%
      65                93.33%                 96                41.66%
      66                91.66%                 97                40.00%
      67                90.00%                 98                38.33%
      68                88.33%                 99                36.66%
      69                86.66%                100                35.00%
      70                85.00%                101                33.33%
      71                83.33%                102                31.66%
      72                81.66%                103                30.00%
      73                80.00%                104                28.33%
      74                78.33%                105                26.66%
      75                76.66%                106                25.00%
      76                75.00%                107                23.33%
      77                73.33%                108                21.66%
      78                71.66%                109                20.00%
      79                70.00%                110                18.33%
      80                68.33%                111                16.66%
      81                66.66%                112                15.00%
      82                65.00%                113                13.33%
      83                63.33%                114                11.66%
      84                61.66%                115                10.00%
      85                60.00%                116                 8.33%
      86                58.33%                117                 6.66%
      87                56.66%                118                 5.00%
      88                55.00%                119                 3.33%
      89                53.33%                120                 1.66%
      90                51.66%                121                 0.00%
      91                50.00%

If this amount of insurance is fully surrendered during the 121 months following the effective date the surrender charge is the appropriate percent listed above times the surrender charge amount as defined in Section 9, Cash Values. If this amount of insurance is decreased by some fraction of the total amount during the 121 months following the effective date, the surrender charge amount will be the previously defined surrender charge times the fraction. A new Surrender Charge Schedule page will be mailed to you for the remaining insurance. The new surrender charge for any of the remaining 121 months will be the above surrender charge minus the surrender charge applied as a result of the decrease in the insurance amount.


10109                                                                (0021N)

            TABLE OF GUARANTEED MONTHLY COST OF INSURANCE RATES
                           RATES ARE PER $1,000

COVERAGE:                    FPVL-95        INSURED:               JOHN DOE
MATURITY DATE:       JANUARY 1, 2047        POLICY NUMBER:       16,000,001
                                            DATE OF ISSUE:  JANUARY 1, 1987

ATTAINED AGE     RATE     ATTAINED AGE     RATE     ATTAINED AGE     RATE

     35           .21          55          1.26          75           6.98
     36           .23          56          1.38          76           7.59
     37           .25          57          1.50          77           8.21
     38           .27          58          1.64          78           8.82
     39           .30          59          1.77          79           9.45
     40           .32          60          1.93          80          10.13
     41           .36          61          2.10          81          10.86
     42           .39          62          2.29          82          11.68
     43           .43          63          2.51          83          12.58
     44           .47          64          2.76          84          13.54
     45           .52          65          3.02          85          14.51
     46           .56          66          3.29          86          15.48
     47           .62          67          3.58          87          16.42
     48           .67          68          3.87          88          17.44
     49           .73          69          4.19          89          18.46
     50           .79          70          4.54          90          19.47
     51           .87          71          4.92          91          20.51
     52           .95          72          5.36          92          21.61
     53          1.04          73          5.85          93          23.02
     54          1.15          74          6.38          94          24.84

These rates are for the base policy at issue. They are based on the 1980 Commissioners Standard Ordinary Mortality Table for a Male Smoker. Any values guaranteed in this contract are based on these rates.


10110                                                                (0021N)

1.   DEFINITIONS IN THIS POLICY

WE, US AND OUR

The General American Life Insurance Company.

YOU AND YOUR

The owner of this policy. The owner is as shown in the application unless later changed as provided in this policy. The owner may be someone other than the insured.

In the application the words "You" and "Your" refer to the proposed insured person(s).

INSURED

The person whose life is insured under this policy. See the policy specifications page.

ISSUE AGE

The insured's age at his or her nearest birthday as of the issue date.

ATTAINED AGE

The issue age plus the number of completed policy years.

ISSUE DATE

The effective date of the coverage under this policy. It is also the date from which policy anniversaries, policy years, and policy months are measured.

INVESTMENT START DATE

The date the first premium is applied to the General Account and/or the Divisions of Separate Account Eleven. This date will be the later of:

-  The issue date of the policy; or

-  The date we receive the first premium at our home office.

MATURITY DATE

The policy anniversary on which the insured attains age 95. If the insured is living and the policy is in force on this date, the cash surrender value plus the cash value of any paid-up additions, dividends due and dividend accumulations are payable. It is possible that insurance coverage may not continue to the maturity date even if planned premiums are paid in a timely manner.

MONTHLY ANNIVERSARY

The same date in each succeeding month as the issue date except that whenever the monthly anniversary falls on a date other than a valuation date, the monthly anniversary will be deemed the next valuation date. If any monthly anniversary would be the 29th, 30th, or 31st day of a month that does not have that number of days, then the monthly anniversary will be the last day of that month.

BUSINESS DAY

Any day that we are open for business.

GENERAL ACCOUNT

The assets held by us, excluding any loans, other than those allocated to the Divisions of Separate Account Eleven or any other separate account.

SEPARATE ACCOUNT

Separate Account Eleven, a separate investment account created by us to receive and invest net premiums received for this policy.

LOAN ACCOUNT

The account to which we will transfer from the General Account and the Divisions of Separate Account Eleven the amount of any policy loan.

LOAN SUBACCOUNT

A Loan SubAccount exists for the General Account and each Division of Separate Account Eleven. Any cash value transferred to the Loan Account will be allocated to the appropriate SubAccount to reflect the origin of the cash value. At any point in time, the Loan Account will equal the sum of all the Loan SubAccounts.

10305                            3.01
(9/86)
2.   PERSONS WITH AN INTEREST IN THE POLICY

OWNER

The insured is the original owner of this policy unless someone else is shown as owner in the application. Ownership may be changed in accordance with the Change of Owner or Beneficiary provision. You, as owner, are entitled to all rights provided by this policy, prior to its maturity date. After the maturity date, you cannot change the payee nor the mode of payment, unless otherwise provided in this policy. Any person whose rights of ownership depend upon some future event will not possess any present rights of ownership. If there is more than one owner at a given time, all must exercise the rights of ownership. If you should die, and you are not the insured, your interest will go to your estate unless otherwise provided.

BENEFICIARY

The person named in the application or by later designation to receive the proceeds in the event of the insured's death. You may change the beneficiary in accordance with the Change of Owner or Beneficiary provision. Unless otherwise stated, the beneficiary has no rights in this policy before the death of the insured. If there is more than one beneficiary at the death of the insured, each will receive equal payments unless otherwise provided. If no beneficiary is living at the death of the insured the proceeds will be payable to you, if you are living, or to your estate.

CHANGE OF OWNER OR BENEFICIARY

During the insured's lifetime you may change the ownership and beneficiary designations. You must make the change in written form satisfactory to us. If acceptable to us the change will take effect as of the time you signed the request, whether or not the insured is living when we receive your request at our home office. The change will be subject to any assignment of this policy or other legal restrictions. It will also be subject to any payment we made or action we took before we received your written notice of the change. We have the right to require the policy for endorsement before we accept the change.

If you are also the beneficiary of the policy at the time of the insured's death, you may designate some other person to receive the proceeds of the policy within 60 days after the insured's death.

ASSIGNMENTS

We will not be bound by an assignment of the policy or of any interest in it unless:

1.  The assignment is made as a written instrument,

2. You file the original instrument or a certified copy with us at our home office, and

3.  We send you an acknowledged copy.

We are not responsible for determining the validity of any assignment.

If a claim is based on an assignment, we may require proof of interest of the claimant. A valid assignment will take precedence over any claim of a beneficiary.

REQUESTS FOR CHANGES AND/OR INFORMATION

Submit all requests for change and/or information in writing to our home office
- General American Life Insurance Company, P.O. Box 14490, St. Louis, MO 63178.

3.  GENERAL PROVISIONS

THE CONTRACT

We have issued this policy in consideration of the application and payment of premiums. The policy, the application for it, any riders and any application for an increase in face amount constitute the entire contract and are attached to and made a part of the policy when the insurance applied for is accepted. A copy of any application for reinstatement will be sent to you for attachment to this policy and will become part of the contract of reinstatement and of this policy. The policy may be changed by mutual agreement. Any change must be in writing and approved by our President, Vice-President or Secretary. Our agents have no authority to alter or modify any terms, conditions, or agreements of this policy, or to waive any of its provisions.

CONFORMITY WITH STATUTES

If any provision in this policy is in conflict with the laws of the state which govern this policy, the provision will be deemed to be amended to conform with such laws.

10305                            3.02
(9/86)

STATEMENTS IN APPLICATION

All statements made by the insured or on his or her behalf, or by the applicant, will be deemed representations and not warranties, except in the case of fraud. Material misstatements will not be used to void the policy, any rider or any increase in face amount or deny a claim unless made in the application for a policy, a rider or an increase in face amount.

CLAIMS OF CREDITORS

To the extent permitted by law, neither the policy nor any payment under it will be subject to the claim of creditors or to any legal process.

RIGHT TO EXAMINE POLICY

You have the right to request us to cancel this policy and receive a refund. The request must be made no later than:

-  20 days after you received the policy; or

-  45 days after the date you signed the application.

The refund will equal the premiums paid into this policy.

RIGHT TO EXAMINE INCREASE IN FACE AMOUNT

You have the right to request us to cancel an increase in face amount and receive a refund. The request must be made no later than:

- 20 days from the date you received the new policy specifications page for the increase; or

-  45 days after the date you signed the application for the increase.

The refund will equal the monthly deductions associated with that increase. If you do request us to cancel the increase but do not request a refund, the monthly deductions associated with that increase will be restored to the policy's cash value. This amount will be allocated to the General Account and the Divisions of Separate Account Eleven in the same manner as it was deducted.

CONVERSION RIGHTS

You have a one time right during the first two policy years to transfer all of your cash value from the Divisions of Separate Account Eleven to the General Account.

If, at any time during the first two policy years or the first two years following a requested increase in face amount, you request in writing the transfer of the cash value held in the Divisions of Separate Account Eleven to the General Account and you indicate that you are making this transfer in exercise of your conversion rights, the transfer will not be subject to a transfer charge or transfer limits, if any. At the time of such transfer, there will not be any effect on the policy's death benefit, face amount, net amount at risk, rate class or issue age.

If you transfer all of the cash value from the Divisions of Separate Account Eleven to the General Account and you indicate that you are making this transfer in exercise of your conversion rights, we will automatically allocate all future net premiums to the General Account unless you inform us otherwise.

MISSTATEMENT OF AGE OR SEX AND CORRECTIONS

If there is a misstatement of age or sex in the application, the amount of the death benefit will be that which would be purchased by the most recent mortality charge at the correct age or sex.

If we make any payment or policy changes in good faith, relying on our records, or evidence supplied to us, our duty will be fully discharged. We reserve the right to correct any errors in the policy.

INCONTESTABILITY

We cannot contest this policy after it has been in force during the lifetime of the insured for two years from its issue date. We cannot contest an increase in face amount with regard to material misstatements made concerning such increase after it has been in force during the lifetime of the insured for two years from its effective date. We cannot contest any reinstatement of this policy after it has been in force during the lifetime of the insured for a period of two years from the date we approve the reinstatement. This provision will not apply to any rider which contains its own incontestability clause.

10305                            3.03
(9/86)

SUICIDE EXCLUSION

If the insured dies by suicide, while sane or insane, within two years from the issue date (or within the maximum period permitted by law of the state in which this policy was delivered, if less than two years), the amount payable will be limited to the amount of premiums paid, less any outstanding policy loans with interest to the date of death, and less any partial withdrawals.

If the insured, while sane or insane, commits suicide within two years after the effective date of any increase in face amount, the death benefit for that increase will be limited to the monthly deductions for the increase.

This provision does not apply if this policy is issued to a Missouri citizen, or on the effective date of any increase in face amount, unless the insured intended suicide when this policy or any increase in face amount was applied for.

ANNUAL REPORT

Each year a report will be sent to you which shows the current policy values, premiums paid and deductions made since the last report, and any outstanding policy loans.

PROJECTION OF BENEFITS AND VALUES

You may make a written request to us for a projection of illustrative future cash values and death benefits. This projection will be furnished to you for a nominal fee.

4.  SEPARATE ACCOUNT PROVISIONS

SEPARATE ACCOUNT

The variable benefits under this policy are provided through investments in Separate Account Eleven. This account is used for flexible premium variable life insurance policies and, if permitted by law, may be used for other policies or contracts as well.

We hold the assets of Separate Account Eleven. These assets are held separately from the assets held in the General Account. Income, gains and losses--- whether or not realized---from assets allocated to Separate Account Eleven will be credited to or charged against the account without regard to our other income, gains or losses.

Assets held by Separate Account Eleven will not be charged with liabilities that arise from any other business we may conduct. We have the right to transfer to our General Account any assets of Separate Account Eleven which are in excess of the reserves and other policy liabilities of Separate Account Eleven.

Separate Account Eleven is registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940. Separate Account Eleven is also subject to the laws of the State of Missouri, which regulate the operations of insurance companies incorporated in Missouri. The investment policy of Separate Account Eleven will not be changed without the approval of the Insurance Commissioner of the State of Missouri. The approval process is on file with the Insurance Commissioner of the state in which this policy was delivered.

DIVISIONS

Separate Account Eleven has several Divisions which are shown on page 10108. Separate Account Eleven will buy shares in the various funds offered by General American Capital Company. Each fund represents a different investment portfolio.

Income, gains and losses---whether or not realized---from the assets of each Division of Separate Account Eleven are credited to or charged against that Division without regard to income, gains or losses in other Divisions of Separate Account Eleven or in the General Account.

We will value the assets of each Division of Separate Account Eleven at the end of each valuation period. A valuation period is the period between two successive valuation dates, commencing at 4:00 p.m. (New York time) each valuation date and ending at 4:00 p.m. on the next succeeding valuation date. A valuation date is each day that the New York Stock Exchange and our home office are open for business or any other day that may be required by any applicable Securities and Exchange Commission Rules and Regulations.

10305                            3.04
(9/86)

TRANSFERS

You may transfer amounts as follows:

-  Between the General Account and the Divisions of Separate Account
   Eleven; or

-  Among the Divisions of Separate Account Eleven.

These transfers will be subject to the following conditions:

-  We must receive a written request for transfer.

- Transfers from or among the Divisions of Separate Account Eleven may be made once each policy month and must be at least $500.00 or the entire amount you have in a Division, if smaller.

- Transfers or Partial withdrawals from the General Account to the Divisions of Separate Account Eleven may be made up to four times in any policy year and must be at least $500.00. The maximum amount of all transfers and net partial withdrawals in any policy year will be subject to a withdrawal percentage limit of the cash surrender value of the General Account at the beginning of that policy year. The General Account withdrawal percentage limit is shown on the policy specifications page.


We may revoke or modify the transfer privilege at any time, including the minimum amount transferable and the transfer charge, if any.

ADDITION, DELETION, OR SUBSTITUTION OF INVESTMENTS

We reserve the right, subject to compliance with applicable law, to make additions to, deletions from, or substitutions for the shares of a fund that are held by Separate Account Eleven or that Separate Account Eleven may purchase. We reserve the right to eliminate the shares of any of the funds of General American Capital Company and to substitute shares of another fund of General American Capital Company or of another registered open-end, investment company, if the shares or funds are no longer available for investment or if in our judgement, further investment in any fund should become inappropriate in view of the purpose of the policy. We will not substitute any shares attributable to the owner's interest in a Division of Separate Account Eleven without notice to the owner and prior approval of the Securities and Exchange Commission, to the extent required by the Investment Company Act of 1940. This will not prevent Separate Account Eleven from purchasing other securities for other series or classes of policies, or from permitting conversion between series or classes of policies or contracts on the basis of requests made by owners.

We reserve the right to establish additional Divisions of Separate Account Eleven, each of which would invest in a new fund of General American Capital Company or in shares of another open-end investment company and to make such Divisions available to such class or series of policies as we deem appropriate. We also reserve the right to eliminate or combine existing Divisions of Separate Account Eleven or to transfer assets between Divisions.

If we consider it to be in the best interest of persons having voting rights under the policies, Separate Account Eleven may be operated as a management company under the Investment Company Act of 1940; it may be deregistered under that Act in the event registration is no longer required; it may be combined with other separate accounts; or its assets may be transferred to other separate accounts.

10305                            3.05
(9/86)

5.  POLICY BENEFITS

POLICY PROCEEDS

The policy proceeds are:

1.  The death benefit under the contract type then in effect; plus

2.  Any paid-up additions; plus

3.  Any dividend accumulations and dividend due; plus

4. The monthly cost of insurance for the portion of the policy month from the date of death to the end of the policy month of death; minus

5.  Any loan and loan interest accrued.

DEATH BENEFIT

The death benefit depends upon the contract type in effect on the date of the insured's death. The contract type in effect is shown on the policy specifications page.

Level Contract Type: The death benefit is level except when it equals a percentage of cash value.

The death benefit is the greater of:

1.  The face amount; or

2. The applicable percentage of the cash value on the date of death as described in Section 7702(d) of the Internal Revenue Code of 1954 or any applicable successor provision thereto.

Increasing Contract Type:

The death benefit is the greater of:

1.  The face amount plus the cash value on the date of death; or

2. The applicable percentage of the cash value on the date of death as described in Section 7702(d) of the Internal Revenue Code of 1954 or any applicable successor provision thereto.

APPLICABLE PERCENTAGE:

The percentages as currently described in Section 7702(d) of the Internal Revenue Code of 1954 are as follows:

In the case of an insured with an            The applicable percentage
attained age as of the beginning             shall decrease by a ratable
of the contract year of:                     portion for each full year:

More than:        But not more than:         From:                    To:

     0                   40                   250                     250
    40                   45                   250                     215
    45                   50                   215                     185
    50                   55                   185                     150
    55                   60                   150                     130
    60                   65                   130                     120
    65                   70                   120                     115
    70                   75                   115                     105
    75                   90                   105                     105
    90                   95                   105                     100



Policy Changes

You may request policy changes at any time unless we specifically indicate otherwise. We reserve the right to limit the number of changes to one per policy year and to restrict the changes in the first policy year. The types of changes allowed are explained below.

No change will be permitted that would result in the death benefit under this policy being included in gross income due to not satisfying the requirements of
Section 7702 of the Internal Revenue Code of 1954, or any applicable successor provision thereto.

10405                            4.01
(9/86)

CHANGE IN FACE AMOUNT

The face amount may be changed by sending us a written request.

Any decrease in face amount will be subject to the following conditions:

1. The decrease will become effective on the monthly anniversary on or following our receipt of the request.

2.  The decrease will reduce the face amount in the following order:

    a.  The face amount provided by the most recent increase;

    b. Face amounts provided by the next most recent increases, successively; and

    c.  The face amount when the policy was issued.

3. The face amount remaining in force after any requested decrease may not be less than the minimum face amount shown on the policy specifications page.

4.  Any decrease must be at least $5,000.

Any increase in face amount will be subject to the following conditions:

1. Proof that the insured is insurable by our standards on the date of the requested increase must be submitted.

2. Increases may be requested 60 days before or 30 days after the policy anniversary. The increase will become effective on that policy anniversary.

3.  Any increase must be at least $5,000.

4. The insured must have an attained age not greater than age 80 on the anniversary date that the increase will become effective.

You may select the option that an increase in face amount will terminate on the monthly anniversary which is an exact whole number of years from the effective date of this increase and which is nearest the insured's 85th birthday. You may select this option only if the insured has an attained age of not less than age 20 but not greater than age 70 on the anniversary date that the increase will become effective. If you select this option to terminate the increase at age 85, the increase may have different costs of insurance than an increase that terminates at age 95. These costs of insurance will never exceed the Monthly Cost of Insurance Rates as defined in Section 8. Cash Value.

We will amend your policy to show the effective date of the decrease or increase.

CHANGE IN CONTRACT TYPE

You may change the contract type in effect by sending us a written request. The effective date of the change will be the monthly anniversary on or following the date we receive your request. On the effective date of this change the death benefit payable does not change, but the face amount may change.

If the contract type in effect is increasing, you may change it to level. The face amount will be increased to equal the death benefit on the effective date of change.

If the contract type in effect is level, you may change it to increasing. Proof that the insured is insurable by our standards on the date of the change must be submitted. The face amount will be decreased to equal the death benefit less the cash value on the effective date of change. This change may not be made if it would result in a face amount which is less than the minimum face amount shown on the policy specifications page.


10405                            4.02
(9/86)

6.  PREMIUMS AND GRACE PERIOD

PAYMENT OF PREMIUMS

Your first premium is due as of the issue date. While the insured is living, premiums after the first must be paid at our home office. A premium receipt will be furnished. You may pay your premiums at any interval of time. This right is subject to our minimum premium requirements as of the issue date or as of the effective date of any increase in face amount. If this policy is in your possession and you have not paid the first premium, it is not in force. It will be considered that you have the policy for inspection only.

Premiums, other than those required to meet minimum premium requirements, may be paid in any amount and at any interval subject to the following conditions:

1.  No premium payment may be less than $10.00.

2. Total premiums paid in any policy year may not exceed the maximum premium limit for that policy year. The maximum premium limit for a policy year is the largest amount of premium which can be paid in that policy year such that the sum of the premiums paid under the policy will not at any time exceed the guideline premium limitation referred to in Section 7702(c) of the Internal Revenue Code of 1954, or any applicable successor provision thereto. The maximum premium limit for the following policy year will be shown on your annual report.

    On any date that we receive a premium which causes the Death Benefit to increase by an amount that exceeds that premium received, we may require additional evidence of insurability.

NET PREMIUM

The premium paid times the net premium percentage from the policy specifications page is the net premium.

ALLOCATION OF NET PREMIUMS

You determine the allocation of net premiums among the General Account and the Divisions of Separate Account Eleven. The minimum percentage that may be allocated to the General Account or to any Division of Separate Account Eleven is 5%. Percentages must be in whole numbers. The initial allocation is shown on the policy specifications page.

For any premium received during the "right to examine policy" period, we will initially allocate the net premium to the Division that invests exclusively in shares of our Money Market fund. When this period expires, cash value in that Division will be transferred to the General Account and the Divisions of Separate Account Eleven according to the allocation percentages shown on the policy specifications page. For any premium received after the "right to examine policy" period, the net premium will be allocated according to the allocation percentages shown on the policy specifications page or your most recent allocation instructions received by us.

YOUR RIGHT TO CHANGE ALLOCATION

You may change the allocation of future net premiums among the General Account and/or the Divisions of Separate Account Eleven subject to the conditions outlined in the Allocation of the Net Premiums Provision. The change in allocation percentages will take effect immediately upon our receipt of your written request.

GRACE PERIOD

We will allow a grace period of 62 days. The grace period will start on any monthly anniversary when the cash surrender value is not large enough to cover the next monthly deduction. (Monthly deduction is defined in the Cash Values Section.) At that time, we will send you and any assignee of record a notice.

If we do not receive a premium large enough to cover the monthly deduction by the end of the grace period, your policy will lapse at the end of that 62 day period and it will then terminate without cash value. Any remaining dividend accumulations and cash value of paid-up additions will be returned to you. If the insured dies during the grace period, any past due monthly deductions will be deducted from the death benefit.


10405                            4.03
(9/86)

REINSTATEMENT

You may reinstate your lapsed policy within 5 years after the date of lapse. This must be done before the insured's age 95. To reinstate, you must submit the following items:

1.  A written request for reinstatement.

2.  Proof satisfactory to us that the insured is insurable by our standards.

3. A premium, which after the net premium percentage is applied, is large enough to cover:

    a.  The monthly deductions due at the time of lapse; and

    b.  Two times the monthly deduction due at the time of reinstatement.

The reinstated policy will be in force from the date we approve the reinstatement application. There will be a full monthly deduction for the policy month which includes this date. Any application for reinstatement becomes part of the contract of reinstatement and of this policy.

Any loan and loan interest due on the date of lapse may be paid or reinstated. Any loan and loan interest reinstated will cause a cash value of an equal amount to be reinstated.

Any loan paid at the time of reinstatement will cause an increase in cash value equal to the amount of the repaid loan.

The surrender charge at the time of reinstatement will be the surrender charge in effect at the time of lapse. If only a portion of the coverage is reinstated then only the applicable portion of the surrender charge will be reinstated. We will amend your policy to show the new surrender charge. The cash value following reinstatement will be increased by the amount of the surrender charge imposed at the time of lapse.



10405                            4.04
(9/86)

7.  DIVIDENDS

ANNUAL DIVIDENDS

While your policy is in force it may share in our divisible surplus. Each year we will determine the share of divisible surplus, if any, accruing to your policy. We will distribute this surplus as a dividend.

If there would have been a dividend payable at the end of the policy year in which the insured dies, we will pay part of that dividend to the beneficiary. The amount of the dividend payable will be for that part of the policy year during which the insured lived.

DIVIDEND OPTIONS

You may choose one of the following options within 31 days after a dividend is credited. If you do not, we will credit the dividend under Option 2 until such time as you request in writing a different option. The option you choose will remain in effect until you change it.

OPTION 1. Cash. Paid in cash.

OPTION 2. Increase Cash Value. Paid to the policy's cash value on the date of dividend payment. The cash value will increase by exactly the amount of the dividend.

          The dividend will be allocated to the General Account and the Divisions of Separate Account Eleven according to the current allocation of the net premium.

OPTION 3. Paid-Up Additions. Used to buy level paid-up insurance. You may surrender your paid-up additions for their cash value at any time. The cash value of paid-up additions is the net single premium for such paid-up additions at the attained age of the insured. This cash value will not be less than the dividends used to purchase such paid-up additions. Paid-up additions, if any, will be paid as part of the policy proceeds.

OPTION 4. Dividend Accumulations. Left with us to accumulate at interest. The interest rate will be determined by us from time to time. This rate will never be less than 2 1/2% a year, compounded annually. We will credit interest for full policy years only. You may elect to use dividend accumulations to pay premiums automatically whenever the cash value is insufficient to pay monthly deductions. This election may be made in the application or by written request. You may also withdraw the entire amount or any part of it in cash at any time, by making a proper written request. Dividend accumulations, if any, will be paid as part of the policy proceeds.

8.  LOANS

After the first policy anniversary, you may borrow an amount not in excess of the loan value of your policy while it is in force. The minimum amount of your net loan request at any one time must be for at least $500. Your policy will be the sole security for such loan. We have the right to require your policy for endorsement.

The loan value is 90% of the cash value of your policy at the date of the loan request, reduced by:

1. Interest on the borrowed amount at the current loan interest rate in advance to the next policy anniversary; and

2.  Any existing loans and loan interest due; and

3.  Any surrender charges; and

4.  Any unpaid monthly expense charges.

You may allocate the policy loan and any loan interest due on this loan among the General Account and the Divisions of Separate Account Eleven. If you do not specify the allocation, then the policy loan will be allocated among the General Account and the Divisions of Separate Account Eleven in the same proportion that the cash value in the General Account, and the cash value in each Division bears to the total cash value of the policy, minus the cash value in the Loan Account, on the date of the policy loan.

10603                            6.01
(9/86)

Cash value equal to the policy loan and the loan interest due on this loan allocated to the General Account and each Division of Separate Account Eleven will be transferred to the Loan Account, reducing the cash value accordingly.

Cash value held in the Loan Account for loan collateral will earn interest daily at an annual rate of not less than the General Account cash value guaranteed interest rate shown on the policy specifications page. Interest credited on the cash value held in the Loan Account will be allocated to the General Account and the Divisions of Separate Account Eleven in the same proportion that the cash value in the Loan Account bears to the cash value in each Loan SubAccount.

INDEXED LOAN INTEREST

The loan interest is charged daily at a rate we set from time to time. This rate will never be more than the maximum permitted by law. We will not change this rate more than once a year on your policy anniversary date.

The rate of interest we set for a policy year may not exceed a maximum limit which is the higher of:

a. The Published Monthly Average for the calendar month ending 2 policy months before the beginning of the policy month in which the policy anniversary falls. (Example: for a policy with a June anniversary, the March Published Average.); or

b. The rate we use to compute the guaranteed cash value of this policy, plus 1%.

The Published Monthly Average means:

a. Moody's Corporate Bond Yield Average-Monthly Average Corporates, as published by Moody's Investors Service, Inc. or any successor to that service; or

b. If that average is no longer published, a substantially similar average, established by regulation issued by the insurance supervisory official of the state in which this policy is delivered.

If the maximum limit for a policy year is at least 1/2% higher than the rate set for the previous policy year, we may increase the rate to no more than that limit. If the maximum limit for a policy year is at least 1/2% lower than the rate set for the previous policy year, we will reduce the rate to at least that limit.

We will tell you the current loan interest rate when a loan is made. We will also mail you an advance notice if there is to be a change in the loan interest rate applicable to any existing loan balance.

Interest will be payable annually in advance on each policy anniversary. If you do not pay the interest when it is due on a policy anniversary, an amount of cash value equal to the loan interest will also be transferred to the Loan Account. The amount transferred will be deducted from the General Account and the Divisions of Separate Account Eleven in the same proportion that the cash value in the General Account and the cash value in each Division bears to the total cash value of the policy minus the cash value in the Loan Account.

LOAN REPAYMENTS

All funds received will be credited to your policy as a premium unless clearly marked for loan repayment.

You may repay your loan in whole or in part at any time before the death of the insured while the policy is in force. When a loan repayment is made, cash value securing the debt in the Loan Account equal to the loan repayment will be repaid to the General Account and the Divisions of Separate Account Eleven in the same proportion that the cash value in the Loan Account bears to the cash value in each Loan SubAccount. Unpaid loans and loan interest will be deducted from any settlement of your policy.

10603                            6.02
(9/86)

If you fail to make repayments when the total loan and loan interest due would exceed the cash value, less any surrender charges and any unpaid monthly expense charges, your policy will terminate. We will allow you a grace period for such payment of loans and loan interest due. In such event the policy becomes void at the end of the grace period. We will mail notice to your last known address, the last known address of the insured, and that of any assignee of record. This grace period will expire 62 days from the monthly anniversary immediately before the date the total loan and loan interest exceeds the cash value less any surrender charges and any unpaid monthly expense charges; or 31 days after such notice has been mailed, if later. After this grace period, any remaining dividend accumulations and cash value of paid-up additions will be returned to you.

9.  CASH VALUES

CASH VALUE

The cash value of your policy is equal to the total of:

-  The cash value in the General Account; plus

-  The cash value in the Divisions of Separate Account Eleven, plus

-  the cash value in the Loan Account.

You may borrow against the loan value of your policy. The interest rate used to calculate the interest earned on the cash values in the Loan Account securing any policy loan will be at an effective annual rate not less than the General Account cash value guaranteed interest rate shown on the policy specifications page.

GENERAL ACCOUNT CASH VALUE

The cash value of the General Account as of the Investment Start Date is equal to:

- The portion of the initial net premium received and allocated to the General Account; minus

- The portion of the monthly deductions due from the issue date through the Investment Start Date charged to the General Account.

The cash value of the General Account on any day after the Investment Start Date is equal to:

- The cash value on the preceding business day, with interest on such value at the current rate; plus

- Any portion of net premium received and allocated to the General Account on that day; plus

-  Any net amounts transferred to the General Account on that day; plus

-  Any loan repayments allocated to the General Account on that day; plus

- That portion of any interest credited on outstanding loans which is allocated to the General Account on that day; minus

- Any amounts transferred plus any transfer charge from the General Account to the Divisions of Separate Account Eleven on that day; minus

- Any partial withdrawal plus any withdrawal transaction charge made from the General Account on that day; minus

-  Any surrender charges incurred on that day; minus

- Any amount transferred from the General Account to the Loan Account on that day; minus

- IF THAT DAY IS A MONTHLY ANNIVERSARY, the portion of the monthly deduction charged to the General Account, to cover the policy month which starts on that day.

10603                            6.03
(9/86)

GENERAL ACCOUNT INTEREST RATE

The interest credited to the General Account cash value for a specific day will be at an effective annual rate not less than the General Account cash value guaranteed interest rate shown on the policy specifications page.

SEPARATE ACCOUNT CASH VALUE

The cash value in each Division of Separate Account Eleven on the Investment Start Date is equal to:

- The portion of the initial net premium received and allocated to the Division; minus

- The portion of the monthly deductions due from the issue date through the Investment Start Date charged to the Division.

The cash value in each Division of Separate Account Eleven on subsequent valuation dates is equal to:

- The cash value in the Division on the preceding valuation date multiplied by that Division's net investment factor for the current valuation period; plus

- Any portion of net premium received and allocated to the Division during the current valuation period; plus

- Any net amounts transferred to the Division from the General Account or from another Division during the current valuation period; plus

- Any loan repayments allocated to the Division during the current valuation period; plus

- That portion of any interest credited on outstanding loans which is allocated to the Division during the current valuation period; minus

- Any amounts transferred plus any transfer charge from the Division during the current valuation period; minus

- Any partial withdrawal plus any withdrawal transaction charge from the Division during the current valuation period; minus

-  Any surrender charges incurred during the current valuation period;
   minus

- Any amount transferred from the Division to the Loan Account during that valuation period; minus

- IF A MONTHLY ANNIVERSARY OCCURS DURING THE CURRENT VALUATION PERIOD, the portion of the monthly deduction charged to the Division during the current valuation period to cover the policy month which starts during that valuation period.

NET INVESTMENT FACTOR

The Net Investment Factor measures the investment performance of a Division during a valuation period. The Net Investment Factor for each Division for a valuation period is calculated as follows:

-  The value of the assets at the end of the preceding valuation period;
   plus

- The investment income and capital gains---realized or unrealized--- credited to the assets in the valuation period for which the net investment factor is being determined; minus

- The capital losses---realized or unrealized---charged against those assets during the valuation period; minus

- Any amount charged against each Division for taxes, or any amount we set aside during the valuation period as a reserve for taxes attributable to the operation or maintenance of each Division; minus

- A charge not to exceed .002319% for each day in the valuation period. This corresponds to 0.85% per year for mortality and expense risks; divided by

-  The value of the assets at the end of the preceding valuation period.

10603                            6.04
(9/86)

LOAN ACCOUNT CASH VALUE

The cash value of the Loan Account as of the Investment Start Date is zero.

The cash value of the Loan Account on any day after the Investment Start Date is equal to:

- The cash value of the Loan Account on the preceding business day, with interest; plus

- Any net amount transferred to the Loan Account from the General Account on that day; plus

- Any net amount transferred to the Loan Account from the Divisions of Separate Account Eleven on that day; minus

-  Any loan repayments on that day.

MONTHLY COST OF INSURANCE

The monthly cost of insurance for the following month is deducted on the monthly anniversary. The monthly cost of insurance is 1, below, multiplied by the difference between 2 and 3 below:

1.  The monthly cost of insurance rate.

2. The death benefit at the beginning of the policy month divided by the monthly cost of insurance factor shown on the policy specifications page.


3. The cash value at the beginning of the policy month, before the deduction of the monthly cost of insurance.

If the contract type is level and if there has been an increase in the face amount, then the cash value will first be considered a part of the face amount when the policy was issued. If the cash value is greater than the initial face amount, the excess cash value will then be considered a part of each increase in order, starting with the first increase.

MONTHLY COST OF INSURANCE RATES

At the beginning of each policy year, the monthly cost of insurance rate is determined for the initial face amount and each increase in face amount. The monthly cost of insurance rate is based on the attained age and rate class for the initial face amount and each increase in face amount. For each increase in face amount the monthly cost of insurance rate may also be based on the number of completed years from the effective date of such increase. For the initial face amount, we will use the rate class on the date of issue. For each increase, we will use the rate class applicable to the increase. If the death benefit equals a percentage of the cash value, any increase in cash value will cause an automatic increase in the death benefit. The rate class for such increase will be the same as that used for the most recent increase that required proof that the insured was insurable by our standards.

The monthly cost of insurance rates will never exceed the rates shown on the Table of Guaranteed Monthly Cost of Insurance Rates page divided by 1,000. Any change in the cost of insurance rates will apply to all persons of the same age, sex, and classification whose initial face amounts or increases in face amount have been in force for the same length of time.

MONTHLY EXPENSE CHARGE

The monthly expense charge is the initial face amount of the policy or the face amount for any increase times the monthly expense charge rate, divided by 1000. The monthly expense charge rate for the initial face amount of the policy and for any increase in face amount is shown on the policy specifications page. This charge applies to the first 12 policy months. It also applies to any increase in the face amount for the 12 policy months following the effective date of the increase.

MONTHLY POLICY CHARGE

The amount of the monthly policy charge will never exceed the amounts shown on the policy specifications page.


10603                            6.05
(9/86)

MONTHLY DEDUCTION

The monthly deduction is:

1.  The monthly cost of insurance; plus

2.  The monthly cost of insurance for any rider included with this policy;
    plus

3. The monthly expense charge multiplied by the face amount divided by 1,000; plus

4.  The monthly policy charge.

The monthly deduction for a policy month will be allocated among the General Account and the Divisions of Separate Account Eleven in the same proportion that the cash value in the General Account and the cash value in each Division bear to the total cash value of the policy, minus the cash value in the Loan Account on the monthly anniversary.

CASH SURRENDER VALUE

The cash surrender value of this policy is:

1.  The cash value at the time of surrender; minus

2.  Any loan and loan interest accrued; minus

3.  Any surrender charge; minus

4.  Any unpaid Monthly expense charges.

SURRENDER

You may surrender your policy for its cash surrender value plus the cash value of any paid-up additions, dividend due and dividend accumulations at any time during the lifetime of the insured. We will determine the cash surrender value as of the date we receive your written request. The cash surrender value will not be reduced by any monthly deduction due on that date for a subsequent policy month.

PARTIAL WITHDRAWAL

After the first policy year, you can make a partial withdrawal of cash subject to the following conditions:

GENERAL ACCOUNT PARTIAL WITHDRAWAL

-  You may make up to four partial withdrawals or transfers in any policy year.

- The minimum amount of your net partial withdrawal request at any one time must be at least $500 of your account.

- The maximum amount of all net partial withdrawals and transfers from the General Account in any policy year will be subject to a withdrawal percentage limit of the cash surrender value of the General Account at the beginning of that policy year. The General Account withdrawal percentage limit is shown on the policy specifications page.

SEPARATE ACCOUNT PARTIAL WITHDRAWALS

-  You may make up to one partial withdrawal each policy month.

- The minimum amount of your net partial withdrawal request at any one time must be at least $500 of a Division or your entire balance in that Division, if smaller.

- The maximum amount of your net partial withdrawal from any one of the Divisions or Separate Account Eleven in any policy year will be the cash surrender value of that Division.

ALLOCATION OF PARTIAL WITHDRAWALS

You may allocate the partial withdrawal, subject to the above conditions, among the General Account and the Divisions of Separate Account Eleven. If you do not specify the allocation, then the partial withdrawal will be allocated among the General Account and the Divisions of Separate Account Eleven in the same proportion that the cash value in the General Account and the cash value in each Division bears to the total cash value of the policy, minus the cash value in the Loan Account on the date of the partial withdrawal. If the General Account conditions will not allow this proportionate allocation, we will request that you specify an acceptable allocation.

10603                            6.06
(9/86)

If the contract type is level and the death benefit equals the face amount, then a partial withdrawal will decrease the face amount by an amount equal to the partial withdrawal plus the applicable surrender charge. This surrender charge will be allocated among the General Account and the Divisions of Separate Account Eleven in the same proportion that the partial withdrawal was allocated among the General Account and the Divisions of Separate Account Eleven. If the death benefit equals a percentage of the cash value then a partial withdrawal will decrease the face amount by any amount in which the partial withdrawal plus the applicable surrender charge exceeds the difference between the death benefit and the face amount. The face amount will be decreased in the following order:

1.  The face amount at issue; and

2.  Any increases in the same order in which they were issued.

No partial withdrawal will be processed which will result in the face amount being decreased below the minimum face amount shown on the policy specifications page.

We reserve the right to change the minimum amount or the number of times you may make a partial withdrawal. We also may assess a transaction charge for a withdrawal.

SURRENDER CHARGE

The surrender charge for the first policy year will be the lesser of:

1.  24% of actual premiums paid to meet our minimum premium requirements; or

2. 24% of the target premium. The target premium is shown on the surrender charge schedule page.

This amount will be used to determine the surrender charge for any decrease in face amount or full cash surrender in subsequent years.

The actual surrender charge amount for an increase in face amount during the twelve policy months following any increase will be the lesser of:

1.  24% of the premium allocated to that increase; or

2. 24% of the target premium for the increase. The target premium for the increase will be shown on the surrender charge schedule page for the increase.

This amount will be used to determine the surrender charge for any decrease in face amount or full cash surrender in subsequent years.

The premium allocated to an increase for purposes of determining the surrender charge will be based on the rules established by the Securities and Exchange Commission.

A surrender charge will apply to any decrease in face amount. A decrease in face amount may decrease some or all of the initial face amount and increases in face amount as provided in Section 5. A partial withdrawal may cause a decrease in face amount as provided above and, therefore, a surrender charge may be taken. The amount of the surrender charge applied because of a decrease in face amount is defined on the surrender charge schedule page for the face amount being decreased. The surrender charge will be allocated among the General Account and the Divisions of Separate Account Eleven in the same proportion that the cash value in the General Account and the cash value in each Division bears to the total cash value of the policy minus the cash value in the Loan Account.

POSTPONEMENT OF PAYMENTS

We will usually pay any amounts payable on surrender, partial withdrawal or policy loan allocated to the Divisions of Separate Account Eleven within seven days after written notice is received. We will usually pay any death benefit proceeds within seven days after we receive due proof of claim. Payment of any amount payable on surrender, partial withdrawal, policy loan or death may be postponed whenever:

10603                            6.07
(9/86)

1. The New York Stock Exchange or our home office are closed (other than customary weekend and holiday closing) or trading on the New York Stock Exchange is restricted as determined by the Securities and Exchange Commission;

2. The Securities and Exchange Commission, by order, permits postponement for the protection of policy owners; or

3. An emergency exists as determined by the Securities and Exchange Commission, as a result of which disposal of securities is not reasonably practicable or it is not reasonably practicable to determine the value of the net assets of Separate Account Eleven.

We may defer payment of the portion of any amount payable on surrender or partial withdrawal from the General Account for not more than six months. If we defer payment for 30 days or more, we will pay interest at the rate of 2 1/2% per year for the period of deferment.

Transfers may also be postponed under the circumstances listed above.

We may defer payment of the portion of any policy loan from the General Account for not more than six months. However, no payment from the General Account to pay premiums on policies will be deferred.

CONTINUATION OF INSURANCE

If all premium payments cease, the insurance provided under this policy, including benefits provided by any rider attached to this policy will continue in accordance with the provisions of this policy for as long as the cash surrender value is sufficient to cover the monthly deductions. Any remaining cash surrender value plus the cash value of any paid-up additions, dividend due and dividend accumulations will be payable on the maturity date.

BASIS OF COMPUTATION

The minimum cash values and net single premiums are based on 1) the 1980 Commissioners Standard Ordinary Male and Female, Smoker or Non-Smoker Mortality Tables, age nearest birthday; and 2) compound interest at the rate shown on the policy specifications page.

All values are at least equal to those required by any applicable law of the state that governs your policy. We have filed a detailed statement of the method of calculating cash values and reserves with the insurance supervisory official of that state.

10603                            6.08
(9/86)

10.  PAYMENT OF POLICY BENEFITS

PAYMENT

Payment will be made as provided on the face page.

If a beneficiary entitled to proceeds dies after the insured, and

1.  no settlement option elected by you is in effect, and

2. the deceased beneficiary has not chosen an option or requested the proceeds in cash,

his or her proceeds will be paid as though he or she died before the insured.

INTEREST ON PROCEEDS

We will pay interest on single sum proceeds from the date of the insured's death to the date of payment. Interest will be at an annual rate determined by us, but never less than the Guaranteed Settlement Option rate.

SETTLEMENT OPTIONS

(See Settlement Option Tables at the end of this section.) Upon the maturity or surrender of this policy or upon death of the insured the proceeds may be placed under any of the following options:

OPTION A.  Life Income.

           We will pay equal monthly installments as long as the payee lives.

OPTION B.  Life Income for Two Lives.

           We will pay monthly installments jointly and to two named payees if both are living when the installments become payable. One payee will be designated as primary payee. Full installments will continue so long as the primary payee is living. If the primary payee dies after installments begin, full installments or installments of 1/2 or 2/3, (whichever you elected when applying for this option) will continue to the other payee during his or her lifetime.

OPTION C.  Income for Specified Number of Years and Life thereafter.

           We will pay monthly installments beginning on the effective date of the option and continuing for 5, 10, 15 or 20 years certain, as may be chosen, and after that during the payee's lifetime.

OPTION D.  Life Income With Cash Refund.

           We will pay equal monthly installments as long as the payee lives. If the payee dies before the total amounts paid equal the proceeds applied, we will pay the difference in one sum.

OPTION E.  Installments of a Specified Amount.

           We will pay installments at dates and in amounts chosen by the payee with our approval. We will continue to make payments until all of the proceeds, with interest, are paid. The final payment will not exceed the unpaid balance.

OPTION F.  Income for Specified Number of Years.

           We will pay monthly installments beginning on the effective date of the option and continuing for a specified number of years, not to exceed 30 years.

OPTION G.  Interest.

           We will hold the proceeds on deposit during the payee's lifetime or for any other period selected with our approval. Interest may be accumulated or received in monthly, quarterly, semiannual, or annual payments, as may be chosen. Interest begins to accrue as of the effective date of the option.

ELECTION OF SETTLEMENT OPTIONS

Prior to the maturity of the policy, you may choose a settlement option. After the maturity of the policy, a person entitled to receive payment in one sum may choose an option for his or her benefit, if you have not already done so. With our consent, an option may be chosen for the benefit of another payee.

For you to choose an option, we must receive your written request at our home office. If the request is satisfactory to us, we will issue a written agreement showing the option you elected. The effective date of the election will be the date of the request, the date of issue of the policy, or the date the person who is making the election signed the agreement, whichever is the latest.

You may change or revoke an option during the lifetime of the insured.

00702                            7.01
(9/86)

PAYEE

A person who receives benefits under an option is a payee. Except for a legal guardian, a payee must be a natural person receiving benefits in his or her own right. With our consent, the payee may be a trustee, assignee, corporation, or partnership.

GUARANTEED SETTLEMENT OPTION INTEREST RATE

We use a guaranteed effective annual rate of 4% in computing payments under all options. We may pay interest in excess of this amount.

MINIMUM AMOUNTS (FOR EACH PAYEE)

The minimum amount that can be placed under an option and the minimum amount of any payments under an option will be based on our rules at the time the option is to become effective.

The required minimum amount to be placed under an option will never be more than $5,000, nor shall the minimum amount of any payment be set at more than $50 per month.

LIFE INCOME OPTIONS

Life Income Options are based on the payee's sex and age nearest birthday on the settlement option effective date. We have the right to require satisfactory proof of age and sex. If age or sex has been incorrectly stated, the proper adjustment in payments will be made. We may also require proof that the payee is living on any payment due date.

DEATH OF PAYEE

If a payee dies, any amount still payable under an option will be paid as they become due to the surviving or next succeeding payee. If no designated payee survives, any amounts payable in one sum, or the commuted value of any unpaid installments, will be paid in one sum to the estate of the last payee to die.

FIRST PAYMENT

We will make the first payment under an option other than Option G as of the option effective date. We will pay interest under Option G at the end of each period selected for payment.

RIGHTS UNDER SETTLEMENT OPTIONS

No payee has the right to make any change in the provisions of the agreement or to receive the proceeds in any manner other than that stated in the agreement, unless such right was reserved in the agreement. The right may be reserved to the payee to withdraw all or part of any amount held under Options G and E, including any interest, or the commuted value of any unpaid installments under Option F. We will not make any payments in advance, nor commute installments under any life income option. Under a partial withdrawal right, the number of withdrawals allowed per year and the minimum amount of each withdrawal shall be determined by our rules in effect at the time of the request for a partial withdrawal.

BASIS OF COMMUTATION

Commutation of installments will be at the effective annual rate of 4% compounded annually.

CONTINGENT PAYEE

The payee may name contingent payees, subject to any restrictions under a settlement option chosen during the insured's lifetime, under the following conditions:

1.  If you are the payee; or

2. If the payee has the right to withdraw the entire amount under the option, even though contingent payees may have been previously named; or

3. If at any time after the insured's death and during the option period no previously named contingent payee is living.

Designations made by the payee under these provisions may be changed by the payee. Such changes must be made by written request satisfactory to us. Changes will only take effect when we accept them in writing at our home office. At that time, the contingent interest of any other person is terminated as of the date the payee signed the request, whether or not the payee is living when we receive the request.

EXTENDED PROVISIONS

Provisions for settlement of proceeds different from those stated in this policy may only be made upon written agreement with us.

COMPANY LIABILITY

We will be fully discharged by any payment we make when a written request for an election, change, or revocation was made and is received in our home office.

00702                            7.02
(9/86)

                                                     SETTLEMENT OPTION TABLES

                                                         FOR EACH $1,000

----------------------------------------------------------------------------------------------------------------------------------
                                                       OPTION A-LIFE INCOME
----------------------------------------------------------------------------------------------------------------------------------
  AGE OF PAYEE                    AGE OF PAYEE                    AGE OF PAYEE                    AGE OF PAYEE
----------------    MONTHLY     ----------------    MONTHLY     ----------------    MONTHLY     ----------------    MONTHLY
 MALE    FEMALE   INSTALLMENTS   MALE    FEMALE   INSTALLMENTS   MALE    FEMALE   INSTALLMENTS   MALE    FEMALE   INSTALLMENTS
----------------------------------------------------------------------------------------------------------------------------------
10<F*>   15<F*>      $3.58        30       35        $3.99        50       55        $5.09        70       75        $8.30
11       16           3.59        31       36         4.02        51       56         5.17        71       76         8.60
12       17           3.61        32       37         4.05        52       57         5.27        72       77         8.93
13       18           3.62        33       38         4.09        53       58         5.36        73       78         9.28
14       19           3.63        34       39         4.13        54       59         5.46        74       79         9.67
----------------------------------------------------------------------------------------------------------------------------------
15       20           3.65        35       40         4.16        55       60         5.57        75       80        10.08
16       21           3.67        36       41         4.21        56       61         5.68        76       81        10.53
17       22           3.68        37       42         4.25        57       62         5.80        77       82        11.02
18       23           3.70        38       43         4.30        58       63         5.93        78       83        11.54
19       24           3.72        39       44         4.35        59       64         6.06        79       84        12.11
----------------------------------------------------------------------------------------------------------------------------------
20       25           3.74        40       45         4.40        60       65         6.20        80     85 AND      12.73
21       26           3.76        41       46         4.45        61       66         6.35        81      OVER       13.41
22       27           3.78        42       47         4.51        62       67         6.51        82                 14.14
23       28           3.80        43       48         4.57        63       68         6.69        83                 14.95
24       29           3.82        44       49         4.63        64       69         6.87        84                 15.84
----------------------------------------------------------------------------------------------------------------------------------
25       30           3.85        45       50         4.70        65       70         7.07      85 AND               16.82
26       31           3.87        46       51         4.77        66       71         7.28       OVER
27       32           3.90        47       52         4.84        67       72         7.51
28       33           3.93        48       53         4.92        68       73         7.75
29       34           3.95        49       54         5.00        69       74         8.01
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                   OPTION B-MONTHLY INSTALLMENTS-JOINT AND ONE-HALF TO SECONDARY PAYEE
----------------------------------------------------------------------------------------------------------------------------------
 AGE OF PRIMARY
    PAYEE <F**>                                        AGE OF SECONDARY PAYEE <F**>
----------------------------------------------------------------------------------------------------------------------------------
 MALE              45          46          47          48          49          50          51          52          53          54
----------------------------------------------------------------------------------------------------------------------------------
       FEMALE      50          51          52          53          54          55          56          57          58          59
----------------------------------------------------------------------------------------------------------------------------------
  50     55     $4.64       $4.66       $4.68       $4.70       $4.72       $4.74       $4.75       $4.77       $4.78       $4.79
  51     56      4.68        4.71        4.73        4.75        4.77        4.79        4.81        4.83        4.84        4.85
  52     57      4.73        4.75        4.78        4.80        4.82        4.84        4.87        4.88        4.90        4.92
  53     58      4.77        4.80        4.82        4.85        4.87        4.90        4.92        4.94        4.96        4.98
  54     59      4.81        4.84        4.87        4.90        4.93        4.95        4.98        5.00        5.02        5.05
----------------------------------------------------------------------------------------------------------------------------------
  55     60      4.86        4.89        4.92        4.95        4.98        5.01        5.04        5.06        5.09        5.11
  56     61      4.90        4.94        4.97        5.00        5.03        5.06        5.09        5.12        5.15        5.18
  57     62      4.95        4.98        5.02        5.05        5.09        5.12        5.15        5.18        5.21        5.24
  58     63      5.00        5.03        5.07        5.11        5.14        5.18        5.21        5.24        5.28        5.31
  59     64      5.05        5.09        5.12        5.16        5.20        5.23        5.27        5.31        5.34        5.38
----------------------------------------------------------------------------------------------------------------------------------
  60     65      5.10        5.14        5.18        5.21        5.25        5.29        5.33        5.37        5.41        5.45
  61     66      5.15        5.19        5.23        5.27        5.31        5.35        5.40        5.44        5.48        5.52
  62     67      5.21        5.25        5.29        5.33        5.37        5.42        5.46        5.50        5.55        5.59
  63     68      5.27        5.31        5.35        5.39        5.44        5.48        5.53        5.57        5.62        5.67
  64     69      5.33        5.37        5.41        5.46        5.50        5.55        5.60        5.65        5.69        5.74
----------------------------------------------------------------------------------------------------------------------------------
  65     70      5.39        5.43        5.48        5.52        5.57        5.62        5.67        5.72        5.77        5.82
  66     71      5.45        5.50        5.55        5.59        5.64        5.69        5.74        5.80        5.85        5.90
  67     72      5.52        5.57        5.62        5.67        5.72        5.77        5.82        5.87        5.93        5.99
  68     73      5.59        5.64        5.69        5.74        5.79        5.85        5.90        5.96        6.01        6.07
  69     74      5.66        5.71        5.76        5.82        5.87        5.92        5.98        6.04        6.10        6.16
----------------------------------------------------------------------------------------------------------------------------------
  70     75      5.74        5.79        5.84        5.89        5.95        6.01        6.07        6.13        6.19        6.25
  71     76      5.81        5.86        5.92        5.97        6.03        6.09        6.15        6.22        6.28        6.35
  72     77      5.89        5.94        6.00        6.06        6.12        6.18        6.24        6.31        6.37        6.44
  73     78      5.97        6.03        6.08        6.14        6.20        6.27        6.33        6.40        6.47        6.54
  74     79      6.05        6.11        6.17        6.23        6.29        6.36        6.43        6.50        6.57        6.64
----------------------------------------------------------------------------------------------------------------------------------
  75     80      6.14        6.20        6.26        6.32        6.39        6.45        6.52        6.60        6.67        6.75
----------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------
                                OPTION B-MONTHLY INSTALLMENTS-JOINT AND ONE-HALF TO SECONDARY PAYEE
----------------------------------------------------------------------------------------------------------------------------
 AGE OF PRIMARY
    PAYEE <F**>                                         AGE OF SECONDARY PAYEE <F**>
----------------------------------------------------------------------------------------------------------------------------
 MALE            55         56        57         58        59         60        61         62        63         64        65
----------------------------------------------------------------------------------------------------------------------------
       FEMALE    60         61        62         63        64         65        66         67        68         69        70
----------------------------------------------------------------------------------------------------------------------------
  50     55   $4.80      $4.81     $4.82      $4.83     $4.83      $4.84     $4.85      $4.85     $4.86      $4.86     $4.87
  51     56    4.87       4.88      4.89       4.90      4.90       4.91      4.92       4.93      4.93       4.94      4.94
  52     57    4.93       4.95      4.96       4.97      4.98       4.99      5.00       5.00      5.01       5.02      5.02
  53     58    5.00       5.01      5.03       5.04      5.05       5.06      5.07       5.08      5.09       5.10      5.11
  54     59    5.07       5.08      5.10       5.12      5.13       5.14      5.15       5.17      5.18       5.18      5.19
----------------------------------------------------------------------------------------------------------------------------
  55     60    5.13       5.15      5.17       5.19      5.21       5.22      5.24       5.25      5.26       5.27      5.28
  56     61    5.20       5.23      5.25       5.27      5.29       5.31      5.32       5.34      5.35       5.36      5.38
  57     62    5.27       5.30      5.32       5.35      5.37       5.39      5.41       5.43      5.44       5.46      5.47
  58     63    5.34       5.37      5.40       5.43      5.45       5.48      5.50       5.52      5.54       5.55      5.57
  59     64    5.41       5.45      5.48       5.51      5.54       5.56      5.59       5.61      5.63       5.65      5.67
----------------------------------------------------------------------------------------------------------------------------
  60     65    5.48       5.52      5.56       5.59      5.62       5.65      5.68       5.71      5.73       5.76      5.78
  61     66    5.56       5.60      5.64       5.67      5.71       5.74      5.78       5.81      5.84       5.86      5.89
  62     67    5.63       5.68      5.72       5.76      5.80       5.84      5.87       5.91      5.94       5.97      6.00
  63     68    5.71       5.76      5.80       5.85      5.89       5.93      5.97       6.01      6.05       6.08      6.12
  64     69    5.79       5.84      5.89       5.94      5.98       6.03      6.07       6.12      6.16       6.20      6.24
----------------------------------------------------------------------------------------------------------------------------
  65     70    5.87       5.92      5.98       6.03      6.08       6.13      6.18       6.23      6.27       6.32      6.36
  66     71    5.96       6.01      6.07       6.12      6.18       6.23      6.28       6.34      6.39       6.44      6.49
  67     72    6.04       6.10      6.16       6.22      6.28       6.33      6.39       6.45      6.51       6.56      6.62
  68     73    6.13       6.19      6.25       6.32      6.38       6.44      6.50       6.57      6.63       6.69      6.75
  69     74    6.22       6.29      6.35       6.42      6.48       6.55      6.62       6.68      6.75       6.82      6.89
----------------------------------------------------------------------------------------------------------------------------
  70     75    6.32       6.38      6.45       6.52      6.59       6.66      6.73       6.81      6.88       6.95      7.02
  71     76    6.41       6.48      6.55       6.63      6.70       6.77      6.85       6.93      7.01       7.08      7.17
  72     77    6.51       6.58      6.66       6.73      6.81       6.89      6.97       7.05      7.14       7.22      7.31
  73     78    6.61       6.69      6.77       6.85      6.93       7.01      7.10       7.18      7.27       7.36      7.46
  74     79    6.72       6.80      6.88       6.96      7.04       7.13      7.22       7.32      7.41       7.51      7.61
----------------------------------------------------------------------------------------------------------------------------
  75     80    6.82       6.91      6.99       7.08      7.17       7.26      7.35       7.45      7.55       7.65      7.76
----------------------------------------------------------------------------------------------------------------------------

 <F*>AND UNDER
<F**>FOR ADDITIONAL AGE COMBINATIONS, THE PROPER RATES WILL BE PROVIDED UPON REQUEST TO THE HOME OFFICE.

00702                                                       7.03
(9/86)

                                                SETTLEMENT OPTION TABLES-CONTINUED

                                                          FOR EACH $1,000

----------------------------------------------------------------------------------------------------------------------------------
                              OPTION B-MONTHLY INSTALLMENTS-JOINT AND TWO-THIRDS TO SECONDARY PAYEE
----------------------------------------------------------------------------------------------------------------------------------
 AGE OF PRIMARY
    PAYEE <F**>                                            AGE OF SECONDARY PAYEE <F**>
----------------------------------------------------------------------------------------------------------------------------------
 MALE              45          46          47          48          49          50          51          52          53          54
----------------------------------------------------------------------------------------------------------------------------------
       FEMALE      50          51          52          53          54          55          56          57          58          59
----------------------------------------------------------------------------------------------------------------------------------
  50     55     $4.51       $4.54       $4.56       $4.59       $4.61       $4.63       $4.65       $4.67       $4.69       $4.70
  51     56      4.54        4.57        4.60        4.63        4.65        4.68        4.70        4.72        4.74        4.76
  52     57      4.57        4.60        4.63        4.66        4.69        4.72        4.74        4.77        4.79        4.81
  53     58      4.60        4.63        4.67        4.70        4.73        4.76        4.79        4.82        4.84        4.87
  54     59      4.63        4.67        4.70        4.74        4.77        4.80        4.83        4.86        4.89        4.92
----------------------------------------------------------------------------------------------------------------------------------
  55     60      4.66        4.70        4.74        4.77        4.81        4.84        4.88        4.91        4.94        4.97
  56     61      4.69        4.73        4.77        4.81        4.85        4.88        4.92        4.96        4.99        5.03
  57     62      4.72        4.76        4.80        4.84        4.88        4.93        4.97        5.00        5.04        5.08
  58     63      4.75        4.79        4.84        4.88        4.92        4.97        5.01        5.05        5.09        5.13
  59     64      4.78        4.83        4.87        4.92        4.96        5.01        5.05        5.10        5.14        5.18
----------------------------------------------------------------------------------------------------------------------------------
  60     65      4.81        4.86        4.91        4.95        5.00        5.05        5.09        5.14        5.19        5.23
  61     66      4.85        4.89        4.94        4.99        5.04        5.09        5.14        5.19        5.24        5.29
  62     67      4.88        4.93        4.98        5.03        5.08        5.13        5.18        5.23        5.29        5.34
  63     68      4.92        4.97        5.02        5.07        5.12        5.17        5.23        5.28        5.34        5.39
  64     69      4.96        5.00        5.06        5.11        5.16        5.22        5.27        5.33        5.39        5.44
----------------------------------------------------------------------------------------------------------------------------------
  65     70      4.99        5.04        5.10        5.15        5.20        5.26        5.32        5.38        5.44        5.50
  66     71      5.03        5.08        5.14        5.19        5.25        5.31        5.37        5.43        5.49        5.55
  67     72      5.07        5.13        5.18        5.24        5.29        5.35        5.42        5.48        5.54        5.61
  68     73      5.11        5.17        5.22        5.28        5.34        5.40        5.47        5.53        5.60        5.66
  69     74      5.16        5.21        5.27        5.33        5.39        5.45        5.52        5.58        5.65        5.72
----------------------------------------------------------------------------------------------------------------------------------
  70     75      5.20        5.26        5.31        5.37        5.44        5.50        5.57        5.64        5.71        5.78
  71     76      5.24        5.30        5.36        5.42        5.49        5.55        5.62        5.69        5.76        5.84
  72     77      5.29        5.35        5.41        5.47        5.54        5.60        5.67        5.74        5.82        5.89
  73     78      5.34        5.40        5.46        5.52        5.59        5.66        5.73        5.80        5.88        5.95
  74     79      5.38        5.44        5.51        5.57        5.64        5.71        5.78        5.86        5.93        6.01
----------------------------------------------------------------------------------------------------------------------------------
  75     80      5.43        5.49        5.56        5.62        5.69        5.76        5.84        5.91        5.99        6.08
----------------------------------------------------------------------------------------------------------------------------------


                                               SETTLEMENT OPTION TABLES-CONTINUED

                                                         FOR EACH $1,000

----------------------------------------------------------------------------------------------------------------------------
                             OPTION B-MONTHLY INSTALLMENTS-JOINT AND TWO-THIRDS TO SECONDARY PAYEE
----------------------------------------------------------------------------------------------------------------------------
 AGE OF PRIMARY
    PAYEE <F**>                                        AGE OF SECONDARY PAYEE <F**>
----------------------------------------------------------------------------------------------------------------------------
 MALE            55         56        57         58        59         60        61         62        63         64        65
----------------------------------------------------------------------------------------------------------------------------
       FEMALE    60         61        62         63        64         65        66         67        68         69        70
----------------------------------------------------------------------------------------------------------------------------
  50     55   $4.71      $4.73     $4.74      $4.75     $4.75      $4.76     $4.77      $4.78     $4.78      $4.79     $4.80
  51     56    4.77       4.79      4.80       4.81      4.82       4.83      4.84       4.85      4.86       4.86      4.87
  52     57    4.83       4.85      4.86       4.88      4.89       4.90      4.91       4.92      4.93       4.94      4.95
  53     58    4.89       4.91      4.93       4.94      4.96       4.97      4.98       5.00      5.01       5.02      5.03
  54     59    4.94       4.97      4.99       5.01      5.03       5.04      5.06       5.07      5.09       5.10      5.11
----------------------------------------------------------------------------------------------------------------------------
  55     60    5.00       5.03      5.05       5.08      5.10       5.12      5.13       5.15      5.17       5.18      5.19
  56     61    5.06       5.09      5.12       5.14      5.17       5.19      5.21       5.23      5.25       5.26      5.28
  57     62    5.11       5.15      5.18       5.21      5.24       5.26      5.29       5.31      5.33       5.35      5.37
  58     63    5.17       5.21      5.24       5.28      5.31       5.34      5.37       5.39      5.42       5.44      5.46
  59     64    5.23       5.27      5.31       5.34      5.38       5.41      5.45       5.48      5.50       5.53      5.55
----------------------------------------------------------------------------------------------------------------------------
  60     65    5.28       5.33      5.37       5.41      5.45       5.49      5.53       5.56      5.59       5.62      5.65
  61     66    5.34       5.38      5.43       5.48      5.52       5.56      5.61       5.64      5.68       5.72      5.75
  62     67    5.39       5.44      5.49       5.54      5.59       5.64      5.69       5.73      5.77       5.81      5.85
  63     68    5.45       5.50      5.56       5.61      5.66       5.72      5.77       5.82      5.86       5.91      5.95
  64     69    5.50       5.56      5.62       5.68      5.74       5.79      5.85       5.90      5.95       6.00      6.05
----------------------------------------------------------------------------------------------------------------------------
  65     70    5.56       5.62      5.68       5.74      5.81       5.87      5.93       5.99      6.05       6.10      6.16
  66     71    5.62       5.68      5.75       5.81      5.88       5.94      6.01       6.07      6.14       6.20      6.26
  67     72    5.67       5.74      5.81       5.88      5.95       6.02      6.09       6.16      6.23       6.30      6.37
  68     73    5.73       5.80      5.87       5.95      6.02       6.10      6.17       6.25      6.32       6.40      6.47
  69     74    5.79       5.86      5.94       6.02      6.09       6.17      6.25       6.33      6.42       6.50      6.58
----------------------------------------------------------------------------------------------------------------------------
  70     75    5.85       5.93      6.01       6.08      6.17       6.25      6.33       6.42      6.51       6.60      6.68
  71     76    5.91       5.99      6.07       6.15      6.24       6.33      6.42       6.51      6.60       6.69      6.79
  72     77    5.97       6.05      6.14       6.22      6.31       6.40      6.50       6.59      6.69       6.79      6.89
  73     78    6.03       6.12      6.20       6.29      6.39       6.48      6.58       6.68      6.78       6.89      7.00
  74     79    6.10       6.18      6.27       6.36      6.46       6.56      6.66       6.77      6.88       6.99      7.10
----------------------------------------------------------------------------------------------------------------------------
  75     80    6.16       6.25      6.34       6.44      6.53       6.64      6.74       6.85      6.97       7.09      7.21
----------------------------------------------------------------------------------------------------------------------------


                                OPTION B-MONTHLY INSTALLMENTS-JOINT AND EQUAL TO SECONDARY PAYEE
----------------------------------------------------------------------------------------------------------------------------------
 AGE OF PRIMARY
    PAYEE <F**>                                            AGE OF SECONDARY PAYEE <F**>
----------------------------------------------------------------------------------------------------------------------------------
 MALE              45          46          47          48          49          50          51          52          53          54
----------------------------------------------------------------------------------------------------------------------------------
       FEMALE      50          51          52          53          54          55          56          57          58          59
----------------------------------------------------------------------------------------------------------------------------------
  50     55     $4.27       $4.30       $4.34       $4.37       $4.40       $4.43       $4.46       $4.49       $4.51       $4.53
  51     56      4.28        4.32        4.36        4.39        4.43        4.46        4.49        4.52        4.55        4.57
  52     57      4.29        4.33        4.37        4.41        4.45        4.49        4.52        4.55        4.58        4.61
  53     58      4.30        4.34        4.38        4.43        4.47        4.51        4.55        4.58        4.62        4.65
  54     59      4.30        4.35        4.39        4.44        4.49        4.53        4.57        4.61        4.65        4.69
----------------------------------------------------------------------------------------------------------------------------------
  55     60      4.31        4.36        4.40        4.45        4.50        4.55        4.59        4.64        4.68        4.72
  56     61      4.31        4.36        4.41        4.46        4.51        4.56        4.61        4.66        4.71        4.75
  57     62      4.32        4.37        4.42        4.47        4.53        4.58        4.63        4.68        4.73        4.78
  58     63      4.32        4.37        4.43        4.48        4.54        4.59        4.65        4.70        4.76        4.81
  59     64      4.33        4.38        4.43        4.49        4.55        4.60        4.66        4.72        4.78        4.83
----------------------------------------------------------------------------------------------------------------------------------
  60     65      4.33        4.38        4.44        4.50        4.56        4.62        4.68        4.74        4.80        4.86
  61     66      4.33        4.39        4.45        4.51        4.57        4.63        4.69        4.75        4.81        4.88
  62     67      4.34        4.40        4.45        4.51        4.57        4.64        4.70        4.77        4.83        4.90
  63     68      4.34        4.40        4.46        4.52        4.58        4.65        4.71        4.78        4.85        4.92
  64     69      4.35        4.41        4.47        4.53        4.59        4.66        4.72        4.79        4.86        4.93
----------------------------------------------------------------------------------------------------------------------------------
  65     70      4.35        4.41        4.47        4.53        4.60        4.67        4.73        4.80        4.88        4.95
  66     71      4.36        4.42        4.48        4.54        4.61        4.67        4.74        4.81        4.89        4.96
  67     72      4.37        4.42        4.49        4.55        4.62        4.68        4.75        4.83        4.90        4.98
  68     73      4.37        4.43        4.49        4.56        4.62        4.69        4.76        4.84        4.91        4.99
  69     74      4.38        4.44        4.50        4.56        4.63        4.70        4.77        4.85        4.92        5.00
----------------------------------------------------------------------------------------------------------------------------------
  70     75      4.38        4.44        4.51        4.57        4.64        4.71        4.78        4.86        4.93        5.02
  71     76      4.39        4.45        4.51        4.58        4.65        4.72        4.79        4.87        4.94        5.03
  72     77      4.39        4.45        4.52        4.58        4.65        4.72        4.80        4.87        4.95        5.04
  73     78      4.40        4.46        4.52        4.59        4.66        4.73        4.81        4.88        4.96        5.05
  74     79      4.41        4.47        4.53        4.60        4.67        4.74        4.81        4.89        4.97        5.06
----------------------------------------------------------------------------------------------------------------------------------
  75     80      4.41        4.47        4.54        4.60        4.67        4.75        4.82        4.90        4.98        5.07
----------------------------------------------------------------------------------------------------------------------------------



                                OPTION B-MONTHLY INSTALLMENTS-JOINT AND EQUAL TO SECONDARY PAYEE
----------------------------------------------------------------------------------------------------------------------------
 AGE OF PRIMARY
    PAYEE <F**>                                        AGE OF SECONDARY PAYEE <F**>
----------------------------------------------------------------------------------------------------------------------------
 MALE            55         56        57         58        59         60        61         62        63         64        65
----------------------------------------------------------------------------------------------------------------------------
       FEMALE    60         61        62         63        64         65        66         67        68         69        70
----------------------------------------------------------------------------------------------------------------------------
  50     55   $4.55      $4.56     $4.58      $4.59     $4.60      $4.62     $4.63      $4.64     $4.65      $4.66     $4.67
  51     56    4.59       4.61      4.63       4.65      4.66       4.68      4.69       4.70      4.71       4.72      4.73
  52     57    4.64       4.66      4.68       4.70      4.72       4.74      4.75       4.77      4.78       4.79      4.80
  53     58    4.68       4.71      4.73       4.76      4.78       4.80      4.81       4.83      4.85       4.86      4.88
  54     59    4.72       4.75      4.78       4.81      4.83       4.86      4.88       4.90      4.92       4.93      4.95
----------------------------------------------------------------------------------------------------------------------------
  55     60    4.76       4.79      4.83       4.86      4.89       4.92      4.94       4.96      4.98       5.00      5.02
  56     61    4.79       4.84      4.87       4.91      4.94       4.97      5.00       5.03      5.05       5.08      5.10
  57     62    4.83       4.87      4.92       4.96      5.00       5.03      5.06       5.10      5.12       5.15      5.18
  58     63    4.86       4.91      4.96       5.00      5.05       5.09      5.12       5.16      5.19       5.22      5.25
  59     64    4.89       4.94      5.00       5.05      5.09       5.14      5.18       5.22      5.26       5.30      5.33
----------------------------------------------------------------------------------------------------------------------------
  60     65    4.92       4.97      5.03       5.09      5.14       5.19      5.24       5.29      5.33       5.37      5.41
  61     66    4.94       5.00      5.06       5.12      5.18       5.24      5.29       5.35      5.40       5.44      5.49
  62     67    4.96       5.03      5.10       5.16      5.22       5.29      5.35       5.40      5.46       5.51      5.56
  63     68    4.98       5.05      5.12       5.19      5.26       5.33      5.40       5.46      5.52       5.58      5.64
  64     69    5.00       5.08      5.15       5.22      5.30       5.37      5.44       5.51      5.58       5.65      5.71
----------------------------------------------------------------------------------------------------------------------------
  65     70    5.02       5.10      5.18       5.25      5.33       5.41      5.49       5.56      5.64       5.71      5.78
  66     71    5.04       5.12      5.20       5.28      5.36       5.45      5.53       5.61      5.69       5.77      5.85
  67     72    5.06       5.14      5.22       5.31      5.39       5.48      5.57       5.66      5.74       5.83      5.92
  68     73    5.07       5.16      5.24       5.33      5.42       5.51      5.60       5.70      5.79       5.89      5.98
  69     74    5.09       5.17      5.26       5.35      5.44       5.54      5.64       5.73      5.83       5.94      6.04
----------------------------------------------------------------------------------------------------------------------------
  70     75    5.10       5.19      5.28       5.37      5.47       5.56      5.67       5.77      5.87       5.98      6.09
  71     76    5.11       5.20      5.29       5.39      5.49       5.59      5.69       5.80      5.91       6.03      6.14
  72     77    5.12       5.21      5.31       5.40      5.51       5.61      5.72       5.83      5.95       6.07      6.19
  73     78    5.14       5.23      5.32       5.42      5.52       5.63      5.74       5.86      5.98       6.10      6.23
  74     79    5.15       5.24      5.34       5.44      5.54       5.65      5.77       5.88      6.01       6.14      6.27
----------------------------------------------------------------------------------------------------------------------------
  75     80    5.16       5.25      5.35       5.45      5.56       5.67      5.79       5.91      6.04       6.17      6.31
----------------------------------------------------------------------------------------------------------------------------

 <F**>FOR ADDITIONAL AGE COMBINATIONS, THE PROPER RATES WILL BE PROVIDED UPON REQUEST TO THE HOME OFFICE.

00702                                                       7.04
(9/86)

                                                SETTLEMENT OPTION TABLES-CONTINUED

                                                          FOR EACH $1,000

---------------------------------------------------------------------------------------------------------------------------------
                                    OPTION C-MONTHLY INSTALLMENTS CERTAIN AND LIFE THEREAFTER
---------------------------------------------------------------------------------------------------------------------------------
 AGE OF PAYEE      MONTHLY INSTALLMENTS      AGE OF PAYEE     MONTHLY INSTALLMENTS      AGE OF PAYEE      MONTHLY INSTALLMENTS
                 -------------------------                  -------------------------                  --------------------------
                  NUMBER OF YEARS CERTAIN                    NUMBER OF YEARS CERTAIN                    NUMBER OF YEARS CERTAIN
---------------------------------------------------------------------------------------------------------------------------------
 MALE  FEMALE      5     10     15     20    MALE  FEMALE     5     10     15     20    MALE  FEMALE     5     10     15     20
---------------------------------------------------------------------------------------------------------------------------------
10<F*> 15<F*>   $3.58  $3.58  $3.58  $3.57    35    40     $4.16  $4.15  $4.14 $4.11     60     65     $6.14 $5.96  $5.69  $5.36
  11     16      3.59   3.59   3.59   3.58    36    41      4.20   4.19   4.18  4.15     61     66      6.28  6.08   5.78   5.42
  12     17      3.61   3.60   3.60   3.60    37    42      4.25   4.24   4.22  4.18     62     67      6.43  6.21   5.87   5.48
  13     18      3.62   3.62   3.61   3.61    38    43      4.29   4.28   4.26  4.22     63     68      6.59  6.34   5.97   5.53
  14     19      3.63   3.63   3.63   3.62    39    44      4.34   4.33   4.30  4.26     64     69      6.77  6.48   6.06   5.56
---------------------------------------------------------------------------------------------------------------------------------
  15     20      3.65   3.65   3.64   3.64    40    45      4.39   4.38   4.35  4.30     65     70      6.95  6.62   6.16   5.64
  16     21      3.66   3.66   3.66   3.65    41    46      4.45   4.43   4.40  4.34     66     71      7.14  6.77   6.25   5.69
  17     22      3.68   3.68   3.68   3.67    42    47      4.50   4.48   4.44  4.39     67     72      7.35  6.93   6.35   5.73
  18     23      3.70   3.70   3.69   3.69    43    48      4.56   4.54   4.50  4.43     68     73      7.57  7.09   6.44   5.77
  19     24      3.72   3.71   3.71   3.70    44    49      4.63   4.60   4.55  4.48     69     74      7.81  7.26   6.54   5.81
---------------------------------------------------------------------------------------------------------------------------------
  20     25      3.74   3.73   3.73   3.72    45    50      4.69   4.66   4.60  4.53     70     75      8.05  7.43   6.63   5.85
  21     26      3.76   3.75   3.75   3.74    46    51      4.76   4.72   4.66  4.57     71     76      8.32  7.60   6.72   5.88
  22     27      3.78   3.77   3.77   3.76    47    52      4.83   4.79   4.72  4.62     72     77      8.60  7.78   6.80   5.91
  23     28      3.80   3.79   3.79   3.78    48    53      4.91   4.86   4.78  4.67     73     78      8.90  7.96   6.88   5.93
  24     29      3.82   3.82   3.81   3.80    49    54      4.98   4.93   4.84  4.73     74     79      9.21  8.14   6.95   5.95
---------------------------------------------------------------------------------------------------------------------------------
  25     30      3.84   3.84   3.84   3.83    50    55      5.07   5.01   4.91  4.78     75     80      9.55  8.32   7.02   5.96
  26     31      3.87   3.87   3.86   3.85    51    56      5.15   5.08   4.98  4.84     76     81      9.90  8.50   7.08   5.98
  27     32      3.90   3.89   3.89   3.88    52    57      5.24   5.17   5.05  4.89     77     82     10.27  8.67   7.13   5.98
  28     33      3.92   3.92   3.91   3.90    53    58      5.33   5.25   5.12  4.95     78     83     10.66  8.84   7.18   5.99
  29     34      3.95   3.95   3.94   3.93    54    59      5.43   5.34   5.19  5.01     79     84     11.06  9.01   7.22   5.99
---------------------------------------------------------------------------------------------------------------------------------
  30     35      3.98   3.98   3.97   3.96    55    60      5.54   5.43   5.27  5.06     80    85 &    11.48  9.16   7.25   6.00
  31     36      4.02   4.01   4.00   3.98    56    61      5.64   5.53   5.35  5.12     81    OVER    11.92  9.31   7.27   6.00
  32     37      4.05   4.04   4.03   4.02    57    62      5.76   5.63   5.43  5.18     82            12.38  9.44   7.29   6.00
  33     38      4.09   4.08   4.07   4.05    58    63      5.88   5.73   5.51  5.24     83            12.85  7.31   7.31   6.00
  34     39      4.12   4.12   4.10   4.08    59    64      6.00   5.84   5.60  5.30     84            13.33  9.67   7.32   6.00
                                                                                        85 &           13.83  9.76   7.32   6.00
                                                                                        OVER
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------    ---------------------------
                                                                                                           OPTION F
                            OPTION D-MONTHLY INSTALLMENTS-CASH REFUND                                    INSTALLMENTS
                                                                                                            CERTAIN
---------------------------------------------------------------------------------------------    ---------------------------
 AGE OF PAYEE       MONTHLY      AGE OF PAYEE       MONTHLY      AGE OF PAYEE       MONTHLY          YEARS        MONTHLY
 MALE  FEMALE    INSTALLMENTS    MALE  FEMALE    INSTALLMENTS    MALE  FEMALE    INSTALLMENTS       CERTAIN    INSTALLMENTS
---------------------------------------------------------------------------------------------    ---------------------------
10<F*> 15<F*>       $3.57         40    45          $4.28         70     75          $6.71             1          $84.83
 11     16           3.58         41    46           4.32         71     76           6.85             2           43.25
 12     17           3.59         42    47           4.36         72     77           7.02             3           29.39
 13     18           3.60         43    48           4.40         73     78           7.17             4           22.47
 14     19           3.62         44    49           4.45         74     79           7.34             5           18.32
---------------------------------------------------------------------------------------------    ---------------------------
 15     20           3.63         45    50           4.50         75     80           7.51             6           15.56
 16     21           3.65         46    51           4.55         76     81           7.70             7           13.59
 17     22           3.66         47    52           4.60         77     82           7.87             8           12.11
 18     23           3.68         48    53           4.65         78     83           8.06             9           10.97
 19     24           3.69         49    54           4.71         79     84           8.25            10           10.06
---------------------------------------------------------------------------------------------    ---------------------------
 20     25           3.71         50    55           4.77         80   85 AND         8.46            11            9.31
 21     26           3.73         51    56           4.83         81    OVER          8.65            12            8.69
 22     27           3.75         52    57           4.89         82                  8.83            13            8.17
 23     28           3.77         53    58           4.96         83                  9.02            14            7.72
 24     29           3.79         54    59           5.03         84                  9.19            15            7.34
---------------------------------------------------------------------------------------------    ---------------------------
 25     30           3.81         55    60           5.10       85 AND                9.39            16            7.00
 26     31           3.84         56    61           5.18        OVER                                 17            6.70
 27     32           3.86         57    62           5.26                                             18            6.44
 28     33           3.89         58    63           5.34                                             19            6.21
 29     34           3.91         59    64           5.43                                             20            6.00
---------------------------------------------------------------------------------------------    ---------------------------
 30     35           3.94         60    65           5.52                                             21            5.81
 31     36           3.97         61    66           5.62                                             22            5.64
 32     37           4.00         62    67           5.72                                             23            5.49
 33     38           4.03         63    68           5.82                                             24            5.35
 34     39           4.06         64    69           5.93                                             25            5.22
---------------------------------------------------------------------------------------------    ---------------------------
 35     40           4.09         65    70           6.05                                             26            5.10
 36     41           4.12         66    71           6.17                                             27            4.99
 37     42           4.16         67    72           6.30                                             28            4.89
 38     43           4.20         68    73           6.43                                             29            4.80
 39     44           4.24         69    74           6.57                                             30            4.72
---------------------------------------------------------------------------------------------    ---------------------------

 FN
 <F*>AND UNDER

00702                                                       7.05
(9/86)

                  WAIVER OF MONTHLY DEDUCTION RIDER

If this rider is listed on the Policy Specifications page it is a part of the policy. It is subject to all of the provisions of the policy which are not inconsistent with the provisions of this rider.

WAIVER OF         If you furnish us with due written proof that the insured
PREMIUM BENEFIT   is totally disabled, as defined in this rider, we will
                  waive premium payments on this policy. The insured must have become disabled after age 5 and before age 65.
                  The disability must have continued without interruption for at least six months. This rider must be in force.
                  Premiums on this policy will be waived as follows:

                  Disability Beginning Before Age 60. If the insured's disability begins before age 60, we will waive premiums which were due during the six months of uninterrupted disability. We will continue to waive premiums after that. However, the insured must continue to be totally disabled.

                  Disability Beginning Between Ages 60 and 65. If the insured's disability begins on or after age 60 but before age 65, we will waive premiums which were due during the six months of uninterrupted disability. We will continue to waive premiums after that, but no later than age 65. However, the insured must continue to be totally disabled.

DEFINITION OF     "Age 5," "age 60," and "age 65" begin on the policy
AGE 5, AGE 60,    anniversaries nearest the Insured's 5th, 60th, and 65th
AND AGE 65        birthdays, respectively.

TOTAL DISABILITY  "Total Disability" means the complete inability of the insured to perform all of the substantial and material duties of his regular occupation. Such disability must be the result of an injury or a sickness. The injury or sickness must originate after this rider became effective.

                  However, after this period of disability has continued for 60 months, the insured will be considered to be totally disabled only if he is unable to perform all of the substantial and material duties of any occupation for which he is reasonably fitted by education, training or experience. Such disability must be the result of an injury or a sickness.

                  If after this rider becomes effective, you suffer the total and irrecoverable loss of sight in both eyes, or of the use of both hands or both feet, or of one hand and one foot, this will be considered total disability as defined in this rider. On such a loss the insured will still be considered disabled even though working at an occupation.

RECURRENT TOTAL   If, while this policy is in force, the insured becomes
DISABILITY        disabled again after having been totally disabled before,
                  the new disability will be considered a continuation of the previous period unless:

                  1.  It is due to an entirely different cause; or

                  2. The insured has performed the material and substantial duties of a gainful occupation. These duties must be performed for a continuous period of 6 months or more between such periods of total disability.

RISKS NOT         We will not waive premiums under this rider if disability
ASSUMED           results from war or any act of war while the insured is
                  in the military, naval or air forces of any country at war.
                  We will also not waive premiums if the insured becomes disabled while in a civilian non-combatant unit serving with such forces. "War" includes undeclared war and "any country" includes any international organization or combination of countries.

TERMINATION       You may terminate this rider as of any monthly anniversary following a proper written request. If this rider is not already terminated, it will terminate on the date any of the following events first occurs:

                  1. When the insured attains age 65. This will be without prejudice to any benefits granted for total disability occurring before age 65; or

L-82-WMD                                1

                  2.  The lapse of the policy; or

                  3.  The surrender of the policy; or

                  4.  The maturity of the policy; or

                  5.  The date of death of the insured.

NOTICE OF         Before we waive any monthly deduction, we must receive
CLAIM AND PROOF   at our Home Office:
OF DISABILITY
                  1.  Written notice of claim for this benefit during the
                      lifetime of the insured. This notice must be submitted during the continuance of total disability. This notice cannot be submitted later than six months after age 65 of the insured.

                  2. Written proof of total disability within six months after we receive written notice of claim. In no event shall this proof be submitted later than the date when any of the following events first occurs:

                      a. One year after age 65 of the insured;

                      b. Prior maturity of the policy;

                      c. Surrender of the policy for its net cash value;

                      d. One year from the due date of the first unpaid
                         monthly deduction.

                  Failure to give such notice and proof within the time allowed will not always invalidate a claim. We will consider the claim if you show us that it was not reasonably possible to file notice and proof on time. However, you must file notice and proof as soon as is reasonably possible. In no event will any monthly deduction be waived or refunded if its due date was more than one year before we received notice of claim at our Home Office.

                  We will require no further proof of disability and we will automatically waive all further premiums if:

                  1.  The insured is totally disabled at age 65; and

                  2. All monthly deductions for at least the five years preceding age 65 have been waived.

EXAMINATION       We have the right to have the insured examined by our
OF THE INSURED    appointed examiner. We also have the right to receive
                  written proof of continuance of disability from the insured at the following times:

                  1.  After receipt of such notice of claim;

                  2. At any time within two years after we receive proof of total disability;

                  3.  Not more than once each year after the first two years.

                  We will not waive any further monthly deductions if the insured refuses to be medically examined. Nor will we waive further premiums if proof of continuance of disability is not furnished when we request it.

INCONTESTABILITY  We cannot contest this rider as to statements made in the application for the policy after a period of two years from its date of issue if:

                  1. This rider shall have been in force during the lifetime of the insured; and

                  2. The insured does not become totally disabled within this period.

L-82-WMD                             2

COST OF           The cost of insurance for the Waiver of Monthly
INSURANCE         Deductions Rider is determined on a monthly basis. The
                  cost of insurance for a policy month is calculated as
                  (a) multiplied by (b) where:

                  a. is the cost of insurance rate for this rider; and

                  b. is the sum of items i, ii, iii and iv where:

                     i. is the cost of insurance for the basic policy for the policy month

                     ii. is the first year monthly policy charge, where applicable

                     iii. is the monthly expense charge, when applicable

                     iv. is any cost of insurance for the policy month for any benefit provided by a supplemental rider (other than Waiver of Monthly Deduction Rider) made a part of the basic policy.

                  The cost of insurance rate for this benefit is based on the attained age, sex and rate class of the insured. Cost of insurance rates will be determined by us based on expectations as to future experience. However, these rates will not exceed those shown in the Guaranteed Cost of Insurance Rates for Waiver of Monthly Deductions Rider.

                  Each monthly anniversary this rider is in force, the cost of insurance for the rates (as determined above) will be added to the monthly deduction as defined in the Guaranteed Values section or the Cash Values section of the basic policy. This increased monthly deduction will be used to determine the cash value of the policy on such monthly anniversary.

GENERAL           We will pay dividends and all other amounts payable
PROVISIONS        under the policy the same as if premiums had not been
                  waived.

                  If the insured becomes disabled during the grace period of the first monthly deduction in default, we will allow this Waiver of monthly deduction as if default had not occurred. However, you will be liable for the monthly deduction in default. Interest compounded at 6% per year will be charged on this monthly deduction.

                  You may apply for reinstatement of this policy with or without this rider. We have the right to decide whether to approve the reinstatement of this policy with or without this rider.

DATE OF ISSUE     The date of issue of the rider is the same as the date
                  of issue of this policy unless another date of issue is shown below.




---------------------
        DATE



            /s/ Helen Couranz              /s/ H. Edwin Trusheim
                SECRETARY                       PRESIDENT



                                  GENERAL
                                 AMERICAN
                          LIFE INSURANCE COMPANY
                         ST. LOUIS, MISSOURI 63166

L-82-WMD

                       ACCIDENTAL DEATH BENEFIT RIDER

If this rider is listed on the Policy Specifications page it is part of the policy. It is subject to all of the provisions of the policy which are not inconsistent with the provisions of this rider. The Policy Specifications page shows the benefit amount of this rider.

ACCIDENTAL DEATH BENEFIT

This benefit is subject to the restrictions and provisions of this rider. We will pay the amount of this benefit as part of the policy proceeds. We must however receive due proof that the insured died:

1.    While this rider is in force; and

2. After the policy anniversary nearest age 5 and before the anniversary nearest age 70 of the insured; and

3.    Occurred within 120 days from the date of an accidental injury; and

4. Directly and independently of all other causes from accidental bodily injury. Except for drowning there must be visible evidence of a contusion or wound on the exterior of the body. If the injury is internal, it must be visibly manifested on an autopsy.

RISKS NOT ASSUMED

We will not pay this benefit if the insured's death results directly or indirectly from any of the following (nor will we pay this benefit if the insured's death was caused by or contributed to by any of these conditions):

1.    Self-inflicted injury while sane or insane.

2. Any bodily or mental infirmity or disease existing before or which commences after the accidental injury.

3. Any medical or surgical treatment, unless such treatment is a result of a covered accidental injury.

4. Any infection, other than a bacterial infection which occurs as a result of a covered accidental injury.

5. The voluntary entry into the body, in any manner, of any of the following unless taken as prescribed by a licensed physician:

      a.    any intoxicant, excitant, hallucinogen; or

      b.    any other narcotic, drug or controlled substance.

6. The voluntary entry into the body, in any manner, of any of the following, unless involuntary in the course of employment:

      a.    any gas; or

      b.    any poison or poisonous substance.

7.    Participation in an assault.

8.    Participation in a felony.

9.    Participation in a riot.

10. Injury which is a result of war or any act of war while the insured is in the military, naval, or air forces of any country. Injury while in any auxiliary or civilian combatant or non-combatant unit. "Any country" includes any international organization or the combination of countries at war. "War" includes undeclared war.

11. Travel or flight in or on a descent from any kind of aircraft in the insured as a pilot, officer, or other member of the crew of the aircraft; or is giving or receiving any kind of training or instruction; or has any duties aboard the aircraft, or is being flown for the purpose of any descent from the aircraft. "Aircraft" includes rocket craft or any other vehicle, conveyance or device designed for travel or other movement in or beyond the earth's atmosphere.


82-ADB                              1

TERMINATION

You may terminate this rider as of any monthly anniversary following a proper written request. If this rider is not already terminated it will terminate on the date when any of the following events first occurs:

1.    The policy anniversary nearest age 70 of the insured; or

2.    The lapse of the policy; or

3.    The surrender of the policy; or

4.    The maturity of the policy; or

5.    The date of death of the insured.

COST OF INSURANCE

The cost of insurance for the accidental death benefit is determined on a monthly basis. The cost of insurance for a policy month is calculated as (a) multiplied by (b), where:

a.    is the cost of insurance rate for this benefit; and

b.    is the amount of accidental death benefit.

The cost of insurance rate for this benefit is based on the attained age, sex and rate class of the insured. Cost of insurance rates will be determined by us based on expectations as to future experience. However, these rates will not exceed those shown in the Guaranteed Cost of Insurance Rates for Accidental Death Benefit Rider.

Each monthly anniversary this rider is in force, the cost of insurance for the rider (as determined above) will be added to the monthly deduction as defined in the Guaranteed Values section or the Cash Values section of the basic policy. This increased monthly deduction will be used to determine the cash value of the policy on such monthly anniversary.

GENERAL PROVISIONS

We will have the right to examine the body of the insured. We also will have the right to require an autopsy where not forbidden by law.

INCONTESTABILITY

This rider will be incontestable after it has been in force during the life of the insured for two years from its date of issue.

DATE OF ISSUE

The date of issue of this rider is the same as the date of issue of the policy unless another date of issue is shown below.

You may apply for reinstatement of the policy with or without this rider. We have the right to decide whether to approve the reinstatement of the policy with or without this rider.


----------------------
         DATE



          /s/ Helen Couranz                /s/ H. Edwin Trusheim
              SECRETARY                          PRESIDENT

                                 General
                                American
                         LIFE INSURANCE COMPANY
                        ST. LOUIS, MISSOURI 63166
                                 [Logo]


82-ADB                              2

                      CHILDRENS LIFE INSURANCE RIDER

If we have approved this rider as a part of this policy and the rider premium has been paid, this rider will become a part of the policy. This rider is subject to all applicable terms and provisions of the policy. The Policy Specifications page or, if this rider is added after issue, the request for policy change shows the rider amount, premium, and premium period.

TERM LIFE INSURANCE BENEFIT

We will pay the amount specified below to the beneficiary under this rider upon the death of the insured child while this rider is in force. We must receive proof that the death occurred before the expiry date of coverage on such insured.

AMOUNT OF INSURANCE

The amount of insurance for this rider on each insured child is the rider amount. Insurance on each child will become effective on the later of:

1.    The date the child attains the age of 14 days; or

2.    The day the child is first discharged from the hospital after birth.

DEFINITION OF INSURED CHILD

An insured child is a child who, at the time of application for this rider, was:

1. A natural child, a stepchild or a child legally adopted who is named as such in the application and not eliminated later by an amendment to it; and

2.    Unmarried; and

3.    Living in the household of the insured; and

4.    At least 15 days of age; and

5.    Initially discharged from the hospital after birth; and

6. Less than insuring age 18 on the first date of any part of the application.

A natural child, a stepchild or an adopted child named in the application but who has not yet reached age 15 days will become an insured child when:

1.    The child does reach 15 days; or

2.    The day the child is first released from the hospital after birth.

A child who is legally adopted by the insured after the application for this rider, and while this rider is in force, can become an insured child. This child must be under insuring age 18. If these requirements are met the coverage for this child will begin on the date of adoption.

EXPIRY DATES OF INSURANCE

The expiry date of this rider is the policy anniversary nearest the 65th birthday of the insured.

If this rider has not already expired or been cancelled, then insurance on each insured child will expire on the policy anniversary nearest the 23rd birthday of each child, if earlier.

PAID-UP TERM INSURANCE IN EVENT OF DEATH OF INSURED

If the death of the insured occurs while this rider is in force, it will be continued on a fully paid-up term insurance basis. We must receive proof of the death of the insured. This term insurance will be subject to the terms of this rider.

Any child who would have become an insured child later, except for such death, will become an insured child under this rider.



82-CIR                              1

OWNER

During the lifetime of the insured, you will be the owner of this rider. If you should die while the insured is living, all rights of owner will go to the insured. If you should die while insurance on the life of an insured child is still in force and the insured is not living, then all rights of owner will go to the insured child.

THE BENEFICIARY

The beneficiary of this benefit shall be:

The insured, if living; if not then the estate of the person upon whose death payment is to be made; unless:

1.    Otherwise provided in the application; or

2.    Changed by you.

You may change the beneficiary designation of the insurance on the life of any person insured under this rider. This change must be done during the lifetime of such person. To make such a change you must file a proper written request with us. This request must be accepted by us at our Home Office. We have the right to request the policy for endorsement. If we accept your request, the change will take effect as of the date of the request. This change will be subject to any payment or action we took before we received your written request for the change.

The beneficiary designation and any changes made will be subject to any assignment of the policy.

ASSIGNMENT

This rider cannot be assigned by itself. Only if the policy is assigned will this rider then be subject to an assignment. An assignment of the policy will include the interest of the assignor in and to this rider. The interest of the insured and all owners and beneficiaries under this rider will also be included.

SUICIDE EXCLUSION

If the insured dies by suicide, while sane or insane, within two years from the issue date of this rider; (or within the maximum period permitted by laws of the state in which this policy was delivered, if less than two years), the amount payable will be limited to the amount of monthly deductions made on this rider. This amount will be paid according to the provisions of this rider for the payment of death claim benefits on any such person.

This provision does not apply if the insured was a citizen of Missouri on the date of issue unless the insured intended suicide when this policy was applied for.

Within 31 days after any such death by suicide the Conversion Privilege of this rider will be available to each insured survivor. We must receive a proper written application within this 31 days. The date of issue of the new policy will be the date of exchange.

INCORRECT AGE

The date that coverage under this rider expires or terminates will be based on the correct age of each person insured.

COVERSION PRIVILEGE

The term insurance on the life of each person insured under this rider may be exchanged for a policy. This exchange will be without evidence of insurability. The new policy may be for a level premium life or an endowment policy on a plan then offered by us. This exchange is subject to the following provisions:

1.    The term insurance must be in force.

2. We must receive a proper written application within 31 days before the date this term insurance is to expire.

3. The face amount of the new policy may not be for more than five times the amount of insurance under this rider for an insured child.

4. The plan will be subject to our regular issue limits on the date of issue of the new policy.

The first premium payment for the new policy must be made at the time of application. Future premiums are to be paid according to the terms of the new policy.


82-CIR                              2

The date of issue for the new policy will be the date the term insurance under this rider expires on the life of the person to be insured by the new policy, that person will not be covered under the new policy until the term insurance expires.

The premium rate for the new policy will be based on the following:

1. The age nearest birthday of the person to be insured on the date of issue of the new policy; and

2.   The risk class of such person under this rider; and

3.   The set of rates used by us on the date of issue of the new policy.

The new policy may include rider benefits only with our consent, subject to our requirements.

SURRENDER OF PAID-UP TERM INSURANCE

You may surrender this rider for its cash value while it is continued as paid-up term insurance due to the death of the insured. If you surrender this rider within 31 days after a policy anniversary date, the cash value of such insurance will not be less than the cash value of such insurance on that anniversary.

The cash value of the paid-up term insurance is the net single premium for such benefits at the attained age of the person insured, at the time of surrender. It is computed on the basis of:

1.   The Commissioner's 1958 Standard Ordinary Mortality Table; and

2.   Interest at the rate of 3 1/2% a year compounded annually; and

3.   Continuous functions.

The amount of this cash value will be furnished upon request.

COST OF INSURANCE

The cost of insurance for the Children's Insurance Rider is determined on a monthly basis. The cost of insurance for a policy month is calculated as (a) multiplied by (b), where:

a.   is the cost of insurance rate for this rider; and

b.   is the amount of insurance for this rider.

The cost of insurance rate for this benefit is based on the attained age of the insured. Cost of insurance rates will be determined by us based on expectations as to future experience. However, these rates will not exceed those shown in the Guaranteed Cost of Insurance Rates for Children's Insurance Rider.

Each monthly anniversary this rider is in force, the cost of insurance for the rider (as determined above) will be added to the Monthly Deductions as defined in the Guaranteed Values section or the Cash Values section of the basic policy. This increased monthly deduction will be used to determine the cash value of the policy on such monthly anniversary.

TERMINATION

You may terminate this rider as of any monthly anniversary following a written request to us. We may require the policy and this rider for endorsement.

This rider will terminate when any of the following events first occurs:

1.   The lapse of the policy; or

2.   The surrender of the policy, or

3.   The maturity of the policy; or

4.   The rider expiry date.

REINSTATEMENT

This rider may be reinstated before the expiry date within five years after the date of policy lapse if:

1.   The policy is in force or is also being reinstated; and

2. We receive satisfactory proof that each person to be insured is insurable by our standards.


82-CIR                              3

We have the right to approve the reinstatement of the policy with or without this rider. We will incur no liability for the death of an insured child who died after the end of the grace period of the policy and before the date of reinstatement.

INCONTESTABILITY

This rider will be incontestable after it has been in force during the life of each person insured for two years from its date of issue.

DATE OF ISSUE

The date of issue of this rider is the same as the date of issue of the policy unless another date of issue is shown below.


----------------------
         DATE



          /s/ Helen Couranz                /s/ H. Edwin Trusheim
              SECRETARY                          PRESIDENT

                                 General
                                American
                         LIFE INSURANCE COMPANY
                        ST. LOUIS, MISSOURI 63166
                                 [Logo]


82-CIR                              4

            GUARANTEED OPTION TO INCREASE THE FACE AMOUNT RIDER

If this rider is listed on the Policy Specifications page, it is part of the policy. It is subject to all of the provisions of the policy which are consistent with the provisions of this rider. The policy specifications page show the option amount.


Regular              Regular option dates are after the date of issue of the policy, on the policy
Option Dates         anniversaries nearest age 25, 28, 31, 34, 37, and 40 of the insured.

Regular Options      On each regular option date you may increase the face amount on the life of the
to Increase          insured. The policy and this rider must be in force.
Face Amount

                     No evidence of insurability will be required for this increase. The amount of this increase will not be more than the option amount.

                     This increase in face amount will be subject to the following:

                     1.    We must receive a proper written application for the increase in our
                           Home Office. The application must be made to us no later than the regular option date. The application also must not be received earlier than 60 days before the regular option date.

                     2.    The date of issue of the increase will be the regular option date.

                     3.    The increase will become effective on its date of issue.

                     4.    A regular option will not be available if cancelled by use of a special option.

Special Option       This rider provides for special option periods. Each of these periods will be
Periods              available if they begin before all regular options have expired or have been cancelled. Each special option period will begin on any of the following:

                     1.    The date of the insured's legal marriage; or

                     2.    The date of the birth of an insured's child.

                     Each special option period ends 31 days after it has begun or, if earlier, the date this rider terminates.

Special Options      During each special option period you may increase the face amount on the life of
to Increase          the insured. The basic policy and this rider must be in force.
Face Amount

                     No evidence of insurability will be required for the increase. This increase in face amount will be subject to the following:

                     1.    The increase will not be more than the option amount. An exception to this would be granted in the case of a multiple birth. The face amount then will not be more than the lesser of the following:

                           a.   The regular option amount times the number of children born; or

                           b.   The number of options you have left times the option amount.

                     2.    We must receive the following items in our Home Office:

                           a.   A proper written application for the increase; and

                           b.   Proof of marriage, and the date; or

                           c.   Proof of birth, and the date.

                     We must receive these items within the special option period.

                     3.    The date of issue of this increase will be the date of the application.

                     4.    The increase will become effective on its date of issue.



82-GIO                         1



                     5.    The exercise of a special option will cancel that next regular option which:

                           a.   will become available within or after that special option period; and

                           b.   has not already been cancelled.

                     The exercise of a special option due to a multiple birth will cancel the number of unexpired and uncancelled regular options equal to the number of children born; or, if less, will cancel the total number of regular options you have left.

                     Unexpired regular options are those for which regular option dates have not yet occurred. Cancelled regular options are unexpired regular options which are not available due to the exercise of special option.

Automatic            During each special option period, insurance on the life of the insured for the
Insurance            amount available under the special option as defined above shall be in effect. This
During Special       amount, with the basic policy proceeds, will be payable to the same beneficiary
Option Period        named in the basic policy.

                     1.    This insurance will cease on the date any one of the following events first occur:

                           a.   the end of the special option period; or

                           b.   the date of a written application for the increase under the special option; or

                           c.   the date this rider terminates.

                     2.    Before we make a payment for this insurance we must receive proof:

                           a.   that the death of the insured occurred while this insurance and this rider were in effect; and

                           b.   of the marriage or birth which started the beginning of the Special option Period for this amount of insurance.

Termination of       Your right to increase the face amount on a regular option date will not extend
Agreement            beyond such date. Your right to increase the face amount during any special option period will not extend beyond the end of such period.

                     This rider will terminate on the date when any of the following events first occurs:

                     1.    The monthly anniversary following a proper written request for termination.
                           We may require the policy and this rider for endorsement; or

                     2.    The lapse of the policy; or

                     3.    The surrender of the policy; or

                     4.    The policy anniversary of the basic policy nearest the 40th birthday of the insured; or

                     5.    When all regular options expire or are cancelled; or

                     6.    The maturity of the policy; or

                     7.    The date of death of the insured.

Cost of Insurance    The cost of insurance for the Guaranteed Option to Increase the Face Amount Rider
                     is determined on a monthly basis. The cost insurance for a policy month is calculated as (a) multiplied by (b), where:

                     a.    is the cost of insurance Rate for this benefit; and

                     b.    is the option amount shown on the Policy Specifications Page.

                     The cost of insurance rate for this benefit is based on the issue age, sex and rate class of the insured. Cost of insurance rates will be determined by us based on expectations as to future experience. However, these rates will not exceed those shown in the Guaranteed Cost of insurance rates for Guaranteed Option to Increase the Face Amount Rider.

                     Each monthly anniversary this rider is in force, the cost of insurance for the rider (as determined above) will be added to the monthly deduction as defined in the Guaranteed Values section or the Cash Values section of the basic policy. This increased monthly deduction will be used to determine the cash value of the policy on such monthly anniversary.


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General Provisions   Any reinstatement of this rider will not reinstate any option to increase the face amount which has terminated prior to the date of such reinstatement.

                     The increase in the face amount which results from the exercise of this option will be subject to any limitations of risk which are in the policy. The rate class of the insured at issue of this agreement will apply to the increase.

                     If this policy includes a Waiver of Monthly Deductions Rider, such benefit will apply to the increase in the face amount.

                     If this policy includes an Accidental Death Benefit Rider, such benefit may also be increased upon exercise of this option. The amount by which such benefit may be increased cannot exceed the lessor of:

                     a.    the amount that the face amount is being increased by exercise of this option; and

                     b.    the amount of the Accidental Death Benefit in this policy immediately prior to the exercise of this option.

                     In addition, the total amount of accidental death benefit in force on the insured with us must not exceed our then current limits.

Incontestability     This rider will be incontestable after it has been in force during the life of the insured for two years from its date of issue.

Date of Issue        The date of issue of this rider is the same as the date of issue of the policy unless another date of issue is shown below.



---------------------
       DATE



            /s/ Helen Couranz                   /s/ H. Edwin Trusheim

                SECRETARY                             PRESIDENT







                           GENERAL
                           AMERICAN [LOGO]
                     LIFE INSURANCE COMPANY
                    ST. LOUIS, MISSOURI 63166


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